    As filed with the Securities and Exchange Commission on April 17, 2002


                                                      Registration No. 333-60566
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ______________________

                              AMENDMENT NO. 3 TO


                                   FORM S-1

                            REGISTRATION STATEMENT

                                     UNDER

                          THE SECURITIES ACT OF 1933
                         ____________________________

                           FROST CAPITAL GROUP, INC.
            (Exact name of registrant as specified in its charter)

           DELAWARE                                   6799                              51-0408901

(State or other jurisdiction of           (Primary Standard Industrial               (I.R.S. Employer
Incorporation or Organization)            Classification Code Number)             Identification Number)

                            1131 SPANISH RIVER ROAD
                           BOCA RATON, FLORIDA 33432
                                (561) 367-1085
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ____________________________

                               RICHARD B. FROST
                           FROST CAPITAL GROUP, INC.
                            1131 SPANISH RIVER ROAD
                           BOCA RATON, FLORIDA 33432
                                (561) 367-1085
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ____________________________

                                  COPIES TO:


     TEDDY D. KLINGHOFFER, ESQ.           DAVID ALAN MILLER, ESQ.
     ANDREA FISHER EVANS, ESQ.             RONIT V. FISCHER, ESQ.
AKERMAN, SENTERFITT & EIDSON, P.A.            GRAUBARD MILLER
  One S.E. 3rd Avenue, 28th Floor             600 Third Avenue
    Miami, Florida   33131-1704           New York, New York 10016
           (305) 374-5600                      (212) 818-8800
        Fax: (305) 374-5095                  Fax: (212) 818-8881

                         ____________________________
     Approximate date of commencement of proposed sale to the public: As soon as possible after this Registration Statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ________

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                     Subject to Completion, April 17, 2002


PROSPECTUS
                           FROST CAPITAL GROUP, INC.

                                1,250,000 Units
                           ________________________

     This is an initial public offering of our securities. Each unit consists of:

     -    one share of our common stock; and

     -    one class A warrant.

     Each class A warrant entitles the holder to purchase at a price of $5.25 one share of our common stock and one class B warrant.

     Each class B warrant entitles the holder to purchase at a price of $7.50 one share of our common stock and one class C warrant.

     Each class C warrant entitles the holder to purchase at a price of $9.75 one share of our common stock.

     Each warrant will become exercisable on the later of the completion of a business combination or [_______ __, 2003], [one year from the date of this prospectus] and will expire on [________ __, 2008] [six years from the date of this prospectus] or earlier upon redemption.

     There is presently no public market for our units, common stock or warrants.

     We have granted the underwriters a 45-day option to purchase up to 187,500 additional units solely to cover any over-allotments, if any. We have also sold to the underwriters an option to purchase up to an aggregate of 125,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants contained in this option expire five years from the date of this prospectus. This option will become exercisable initially at $6.60 per unit on the later of the completion of a business combination with a target business or [________ __, 2003] [one year from the date of this prospectus] and will expire on [___________ __, 2007] [five years from the date of this prospectus].

     Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 8.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                                                     Per Unit       Total
                                                    ----------   -----------
Public offering price..........................         $6.00     $7,500,000
Underwriting discounts.........................         $0.60     $  750,000
Proceeds, before expenses, to us...............         $5.40     $6,750,000

     Of the net proceeds we receive from this offering, $6,250,000 will be deposited into trust.

     Network 1 Financial Securities, Inc., on behalf of the underwriters, expects to deliver our securities to purchasers on or about ___________, 2002.

                         ____________________________

                     Network 1 Financial Securities, Inc.


             The date of this prospectus is ______________, 2002.

                          STATE BLUE SKY INFORMATION

     We will only offer and sell the units in Delaware, the District of Columbia, Florida, Hawaii, Illinois, Maryland, New York and Rhode Island. Additionally, we believe that the units, upon completion of this offering, and the common stock and class A warrants comprising the units, once they become separately transferable, will be eligible for sale on a secondary market basis in each such state and in Colorado, Illinois, Kentucky, Massachusetts, Pennsylvania, Tennessee, Washington and Wisconsin. Purchasers of such securities either in this offering or in any subsequent trading market which may develop must be residents of such states. We will amend this prospectus for the purpose of disclosing additional states, if any, in which our securities will be eligible for resale in the secondary trading market.

                           ________________________

                               TABLE OF CONTENTS

                                                           Page
                                                           ----
Prospectus Summary.........................................   1
The Offering...............................................   2
Summary Financial Data.....................................   7
Risk Factors...............................................   8
Use of Proceeds............................................  17
Dilution...................................................  21
Capitalization.............................................  22
Dividend Policy............................................  23
Plan of Operations.........................................  24
Proposed Business..........................................  26
Management.................................................  36
Principal Stockholders.....................................  41
Certain Transactions.......................................  43
Description of Securities..................................  45
Underwriting...............................................  50
Legal Matters..............................................  52
Experts....................................................  52
Where You Can Find Additional Information..................  53

                              Prospectus Summary

     For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option and gives effect to both a merger effectuated on April 4, 2001 where each issued and outstanding share of Frost Capital Group, Inc., a Florida corporation, was converted into approximately .6723 shares of our common stock and an approximately .6696-for-one reverse split of our common stock effectuated on October 4, 2001.

     We are a blank check company. We were organized under the laws of the State of Florida on July 23, 1999 and reincorporated under the laws of the State of Delaware on March 22, 2001. Our offices are located at 1131 Spanish River Road, Boca Raton, Florida 33432, and our telephone number is (561) 367-1085. We were formed to effect a merger, acquisition or other similar business combination with a currently unidentified operating business with significant growth potential. Our Advisory Committee, which consists of Dr. Phillip Frost, Marshal
E. Rosenberg, Ph.D. and Alan Freeman, will advise our directors and officers on and recommend potential business combinations.

     To effect a business combination, we intend to use:

     -    cash derived from the proceeds of this offering,
     -    our capital stock,
     -    debt, or
     -    a combination of cash, capital stock and debt.

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business whose fair market value is at least equal to 80% of our net assets at the time of such acquisition. Consequently, it is likely that we will have the ability to effect only a single business combination.

     To date, our efforts have been limited to organizational activities. The implementation of our business plan is wholly contingent upon the successful sale of the units offered by this prospectus.

     Below is a summary of the material terms of this offering.

                                 The Offering


Securities offered.................................  1,250,000 units, at $6.00 per unit, each unit consisting of:

                                                     -      one share of common stock; and
                                                     -      one class A warrant.

                                                     The units may begin trading on the date of this
                                                     prospectus.  Each of the common stock and class A
                                                     warrants may trade separately on the 90th day after
                                                     the date of this prospectus unless Network 1 Financial
                                                     Securities, Inc. determines that an earlier date is
                                                     acceptable. The common stock and class A warrants
                                                     may be traded separately only if we file with the SEC
                                                     an audited balance sheet reflecting our receipt of the
                                                     proceeds of this offering.  We expect to file such
                                                     audited balance sheet upon the consummation of this
                                                     offering.

Common stock:

  Number outstanding before this offering..........  535,717 shares

  Number to be outstanding after this offering.....  1,785,717 shares

  Voting Rights....................................  One vote per share

Class A Warrants:

  Number outstanding before this offering..........  80,000 class A warrants

  Number outstanding after this offering...........  1,330,000 class A warrants

  Exercisability...................................  Each class A warrant is exercisable into

                                                     -      one share of common stock; and
                                                     -      one class B warrant.

  Exercise price...................................  $5.25

  Exercise period..................................  The class A warrants will become exercisable on the later of:

                                                     -      the completion of a business combination with a
                                                            target business; or

                                                     -      [________], 2003 [one year from the date of this
                                                            prospectus],

                                                     and will expire at 5:00 p.m., New York City time, on
                                                     [________], 2008 [six years from the date of this
                                                     prospectus] or earlier upon redemption.

   Redemption......................................  We may redeem the outstanding class A warrants:

                                                     -      in whole and not in part;

                                                     -      at our option and with the consent of Network 1
                                                            Financial Securities, Inc.;

                                                     -      at a price of $.05 per class A warrant at any time
                                                            after such warrants become exercisable; and

                                                     -      upon a minimum of 30 days' prior written notice.

                                                     However, we will be unable to redeem the class A
                                                     warrants unless the price of our common stock equals
                                                     or exceeds $8.50 per share for the 20 consecutive
                                                     trading days ending 3 business days before the notice
                                                     of redemption.

   Voting Rights...................................  After issuance of shares upon exercise of class A warrants, one vote per share.

Class B Warrants:

   Issuable........................................  Class B warrants are only issuable upon exercise of the class A warrants.

   Exercisability..................................  Each class B warrant will be exercisable into

                                                     -      one share of common stock; and
                                                     -      one class C warrant.

   Exercise price..................................  $7.50

   Exercise period.................................  The class B warrants will become exercisable on the later of:

                                                     -      the completion of a business combination with a
                                                            target business; or

                                                     -      [________], 2003 [one year from the date of this
                                                            prospectus],

                                                     and will expire at 5:00 p.m., New York City time, on
                                                     [________], 2008 [six years from the date of this
                                                     prospectus] or earlier upon redemption.

  Redemption......................................   We may redeem the outstanding class B warrants;

                                                     -      in whole and not in part;

                                                     -      at our option and with the consent of Network 1
                                                            Financial Securities, Inc.;

                                                     -      at a price of $.05 per class B warrant at any time
                                                            after such warrants become exercisable; and

                                                     -      upon a minimum of 30 days' prior written notice.

                                                     However, we will be unable to redeem the class B
                                                     warrants unless the price of our common stock equals
                                                     or exceeds $10.50 per share for the 20 consecutive
                                                     trading days ending 3 business days before the notice
                                                     of redemption.

  Voting Rights...................................   After issuance of shares upon exercise of class B
                                                     warrants, one vote per share.
Class C Warrants:

  Issuable........................................   Class C warrants are only issuable upon exercise of
                                                     the class B warrants.

  Exercisability..................................   Each class C warrant will be exercisable into one
                                                     share of common stock.

  Exercise price..................................   $9.75

  Exercise period.................................   The class C warrants will become exercisable on the
                                                     later of:

                                                     -      the completion of a business combination with a
                                                            target business; or

                                                     -      [________], 2003 [one year from the date of this
                                                            prospectus]

                                                     and will expire at 5:00 p.m., New York City time, on
                                                     [________], 2008 [six years from the  date of this
                                                     prospectus] or earlier upon redemption.

  Redemption......................................   We may redeem the outstanding class C warrants:

                                                     -      in whole and not in part;

                                                     -      at our option and with the consent of Network 1
                                                            Financial Securities, Inc.;

                                                     -      at a price of $.05 per class C warrant at any time
                                                            after such warrants become exercisable; and

                                                     -      upon a minimum of 30 days' prior written notice.

                                                     However, we will be unable to redeem the class C
                                                     warrants unless the price of our common stock equals
                                                     or exceeds $12.00 per share for the 20 consecutive
                                                     trading days ending 3 business days before the notice
                                                     of redemption.

  Voting Rights...................................   After issuance of shares upon exercise of class C
                                                     warrants, one vote per share.

Proposed OTC Bulletin Board symbols for our:

  Units...........................................   FCGIU

  Common Stock....................................   FCGI

  Class A Warrants................................   FCGIA

Offering proceeds to be held in trust.............   $6,250,000 of the proceeds of this offering will be
                                                     placed in a trust fund. Such proceeds will not be
                                                     released until the earlier of the completion of a
                                                     business combination or our liquidation. Since none of
                                                     the warrants may be exercised until after the
                                                     consummation of a business combination and, thus,
                                                     after the proceeds of the trust fund have been
                                                     disbursed, the warrant exercise price will be paid
                                                     directly to us.

Stockholders must approve business combination....   We will seek stockholder approval before we effect
                                                     any business combination. We will not effect a
                                                     business combination if:

                                                     -      stockholders purchasing shares in this offering or
                                                            in the open market following this offering, i.e.,
                                                            public stockholders, who own at least a majority
                                                            of such shares, vote against the transaction; or

                                                     -      public stockholders owning more than 20% of the
                                                            shares sold in this offering exercise their
                                                            conversion rights.

Voting rights and restrictions for existing
stockholders.......................................  In connection with the vote required for any business combination, all of our existing stockholders,
                                                     including all of our officers and directors, have agreed
                                                     to vote the shares of common stock owned by them
                                                     immediately before this offering in accordance with
                                                     the vote of the public stockholders owning a majority
                                                     of the shares of our outstanding common stock. Any
                                                     shares included in units purchased in this offering or
                                                     purchased following this offering in the open market
                                                     by any of our existing stockholders, officers and
                                                     directors will not be similarly restricted. Our existing
                                                     stockholders, officers and directors will vote all of
                                                     their shares in any manner they determine, in their
                                                     sole discretion, with respect to any other items that
                                                     come before a vote of our stockholders.  We will treat
                                                     any shares included in units and any other shares
                                                     purchased following this offering in the open market
                                                     which are acquired by our stockholders, officers and
                                                     directors in the same manner as shares owned by
                                                     public stockholders.

Conversion rights for voting to reject a business
combination........................................  Each public stockholder presented with the right to vote on a business combination may, if he votes no,
                                                     demand that his stock be converted into his pro rata
                                                     share of the trust fund if the business combination is
                                                     approved and completed.  Any public stockholder who
                                                     converts his stock into his share of the trust fund still
                                                     has the right to exercise the class A warrants that he
                                                     received as part of the units.

Liquidation if no business combination.............  We will dissolve and distribute to our public stockholders the amount in our trust fund plus any
                                                     remaining net assets, if we do not effect a business
                                                     combination within:

                                                     -      24 months after the completion of this offering; or

                                                     -      30 months after the completion of this offering if
                                                            a letter of intent or definitive agreement relating
                                                            to a prospective business combination was entered
                                                            into before the end of the 24 month period.

                                                     However, we may continue our existence with the
                                                     approval of the holders of a majority of our then
                                                     outstanding shares.

                             Summary Financial Data

     The following table summarizes financial data for our business and should be read with our financial statements, which are included in this prospectus.


                                                                        December 31, 2001
                                                                 -------------------------------
                                                                     Actual      As Adjusted(1)
                                                                 -------------  ----------------
Balance Sheet Data:
Total assets(2)................................................  $   154,639    $   6,339,639
Working capital (deficit)......................................    ($128,466)   $   6,336,757
Total liabilities(2)...........................................  $   130,882    $       2,882
Value of common stock which may be converted into cash
($5.00/share)(3)...............................................      - - - -    $   1,249,375
Stockholders' equity ($3.31/share, as adjusted)(4).............  $    23,757    $   5,087,382

______________________

(1) The information presented in this table under the "As Adjusted" column and the discussion contained below gives effect only to the sale of 1,250,000 units, our receipt of net proceeds of approximately $6,285,000 in this offering (including expenses of $52,000 previously paid in connection with this offering) and the contribution to capital of $48,500 of loans from Mr. Richard Frost (since December 31, 2001, Mr. Frost has contributed an additional $21,000 to the capital of the company). We assumed approximately $465,000 of offering expenses (including approximately $52,000 previously expended) in calculating the net proceeds amount. $6,250,000 of the net proceeds of this offering will be placed in a trust fund.


(2) At December 31, 2001, we accrued $125,000 of accounting and legal fees relating to the registration statement that will be paid with the proceeds from this offering and has been accounted for and included in the "Actual" column of total assets and total liabilities since it was incurred as of December 31, 2001. The "As Adjusted" column of total assets and total liabilities are each reduced by $125,000 due to the payment of the accrued registration costs with the proceeds from this offering. At December 31, 2001, we accrued $3,000 for services performed by Mr. Richard Frost which he subsequently contributed to the capital of the company in February 2002 and such amount was reflected as capital contributed to us in the "As Adjusted" column of total liabilities. At December 31, 2001, we accrued an additional $2,882 for 2001 general administrative expenses, which were paid in January and February 2002. This amount has been accounted for and included in the "Actual" and "As Adjusted" column of total liabilities since it was incurred as of December 31, 2001. Subsequent to December 31, 2001, we paid $10,000 in accrued accounting fees related to our 2000 audit with a portion of the proceeds of a loan we received from Mr. Richard Frost in February 2002, which loan was subsequently contributed to the capital of the company.


(3) If we effect a business combination, the conversion rights granted to the public stockholders may result in the conversion into cash of up to approximately 19.99% of 1,250,000 shares sold in this offering, or 249,875 shares of common stock, at an initial per-share conversion price of $5.00, without taking into account interest earned on the trust fund. The actual per-share conversion price will be equal to

     - the amount in the trust fund as of the record date for the determination of stockholders entitled to vote on the business combination (initially $6,250,000) plus any interest accrued through the record date,

     -  divided by the number of public shares (1,250,000 shares).

(4) Upon the consummation of the offering, we will have 1,785,717 shares of common stock outstanding. The $3.31 per share value of the common stock reflected in the stockholders' equity in the "As Adjusted" column was determined by dividing


     -  $5,087,382 (the stockholders' equity), by


     - 1,535,842 shares (the aggregate number of shares of common stock outstanding following the consummation of the offering (1,785,717) less the maximum number of shares which may be converted into cash (249,875)).

                                 Risk Factors

  An investment in our securities involves a high degree of risk. You should consider carefully the risks described below together with the other information contained in this prospectus before making a decision to invest in our units.

We are a development stage company with no current funds and will be unable to continue our existence if we do not raise funds in this offering

  We are a recently incorporated development stage company with no significant operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through a public offering of our securities. You should carefully review and consider our financial statements in their entirety before investing in our common stock. We have disclosed in our financial statements that substantial doubt exists as to our ability to continue as a going concern. Through December 31, 2001, we have incurred net losses of approximately $406,000. We depleted our funding received through the sale of common stock to our existing stockholders to operate our business in early June 2001. Since June 2001, Mr. Richard Frost has contributed an aggregate of $69,500 to us ($66,000 of which was used to pay for our operating expenses and $3,500 of which was equal to the value of services Mr. Frost performed on our behalf). We treated such amounts as a capital contribution to us. Other than the funds Mr. Frost provided as a capital contribution to us (of which approximately $5,000 remains available), we have no other funds or sources of funds to operate our business until the consummation of this offering. In the event we do not have sufficient funds to complete a business combination before we exhaust our proceeds to operate, we will attempt to obtain financing, which would accrue interest, from Mr. Frost or any of our existing stockholders or officers, a bank or other financial institution. No party is required to provide us with any such financing. We also cannot assure you that to the extent we do not have sufficient funds from the proceeds not placed in trust to conduct our business in the future, Mr. Frost or our other existing stockholders or officers, or a bank or other financial institution will loan us such funds or that such financing or any future financing would be available on acceptable terms, if at all. See "Use of Proceeds."


We have limited resources and managerial experience which could result in a material adverse effect on the development and growth of a target business

  Since we do not have a meaningful operating history, you will have a limited basis upon which to evaluate our ability to achieve our business objective. We have limited resources and have not generated any revenues. In addition, we will not achieve any revenues (other than interest on the proceeds of this offering) until, and only if, we combine with another business. Even if we are able to complete a business combination, we may not be able to generate significant revenues or operate on a profitable basis and the combined business may not be successful.

  Our success in attaining our business objective of combining with a business with significant growth potential will largely be based on the abilities of our officers and directors in identifying, evaluating and selecting a prospective business and structuring and completing a business combination. Our officers have limited operational and managerial experience. One of our officers has been a principal of four companies that have executed business plans similar to our business plan. These transactions represent substantially all of our officers' experience in the identification, evaluation, selection and structuring of prospective business combinations.

  We cannot assure you that our assessment of the skills, qualifications or abilities of the management of a prospective target business will prove to be correct, especially in light of the possible inexperience of our officers in evaluating many types of businesses. In addition, we cannot assure you that, despite a positive assessment by our officers, the management of a prospective target business will have the necessary skills, qualifications or abilities to manage a public company intending to embark on a program of business development. If management of a target business is not qualified, it could result in a material adverse effect on the development and growth of the target business. See "Proposed Business--Effecting a Business Combination--Limited Ability to Evaluate the Target Business' Management."

Our Chairman and President has been involved with four similar companies, three of which have filed for bankruptcy within a year and a half to four years after completion of their offering, and investors who held shares at that time lost their investment

  Our Chairman and President, Richard Frost, has been a principal of companies that have completed four offerings similar to this offering and executed business plans similar to our business plan. All four of these companies acquired an operating business, but in two of the four cases, the companies filed for bankruptcy within 18 months after completing their acquisitions. In one of the other two cases, the entity into which the company was subsequently merged filed for bankruptcy four years after the initial business combination. Equity holders in a company that files for bankruptcy generally lose their entire investment.


  You will not acquire any interest in these companies by investing in our common stock. You should also not conclude that we will be able to complete a business combination within a time period comparable to these other four companies (or at all), or that we will complete a business combination with companies in similar lines of business. Moreover, you may lose your entire investment if we are unsuccessful in our business and are compelled to file for bankruptcy.

The limited experience of our Chairman and President, the sole principal in this company, in evaluating business combinations may adversely impact our ability to attain our objectives

  In the four completed offerings similar to this offering, Mr. Richard Frost was one of several principals. Such principals had significant experience in evaluating business transactions and played a significant role in identifying and evaluating prospective businesses and structuring and completing the business combinations completed by the respective companies. Mr. Frost is the sole principal of this company. His primary experience with companies of this nature is comprised of his experience in the four offerings referred to above. We cannot assure you to what extent Mr. Frost as the sole principal in this offering will impact our ability to attain our business objectives.

The funds not held in the trust fund may be insufficient to fund our operations until the consummation of a business combination

  Upon completion of this offering, after payment of offering expenses and accounting fees for our 2001 audit and the contribution of funds to the trust fund (as described in "Use of Proceeds"), we will have approximately $87,000 cash on hand (i.e., net proceeds not held in the trust fund) to fund our operations until the consummation of a business combination. The terms of this offering anticipate that we will have up to 24 months, or 30 months under certain circumstances, to consummate a business combination. Over a period of 24 months, we anticipate expenses of approximately $135,000 for the payment of utilities, health insurance for our officers and for general working capital purposes, such as paying for attorneys' and accountants' fees, due diligence expenses and other such expenses related to consummating a business combination, paying for transfer agent fees, identifying and analyzing whether a particular target is suitable and complying with securities requirements and filings. The net proceeds not held in the trust fund will be sufficient to pay our utilities, health insurance for our officers and other expenses related to consummating a business combination and complying with securities requirements as described above for a period of approximately twelve months. There is also no limit on the amount of reimbursable accountable expenses which may be incurred by our officers and directors in connection with seeking and completing a business combination or performing other activities on our behalf, such as identifying potential target businesses and performing due diligence on potential business combinations. Accordingly, the proceeds not held in trust may rapidly be depleted for these expenses and we may not have sufficient proceeds to operate until we consummate a business combination. If we do not complete a business combination within such time period, we will need additional funding to operate our business until a business combination is completed. No party is required to provide us with any such financing. We cannot assure you that such financing or any future financing would be available on acceptable terms, if at all. If we do not have sufficient funds to operate our business prior to a business combination and we do not receive financing to pay for our expenses by such time, we will be forced to cease operations and our public shareholders will receive less than $6.00 per share upon distribution of the trust fund and our remaining assets. Our officers and directors, therefore, may be motivated to consummate a business combination before we deplete our funds even if such combination may not be in the best interests of our stockholders. See "Use of Proceeds -- Payment to Officers and Directors" and "Management -- Executive Compensation."


If we are forced to liquidate before a business combination, our public stockholders will receive less than $6.00 per share upon distribution of the trust fund and our remaining assets

  If we are unable to complete a business combination and are forced to liquidate our assets, the per-share liquidation distribution will be less than $6.00 because of the expenses of this offering and anticipated costs of seeking a business combination. We intend to use the net proceeds not placed in trust to identify and evaluate prospective businesses for a business combination and to structure a business combination. We must make these expenditures, which will likely be significant, whether or not we complete a business combination with the prospective businesses we consider. These proceeds will also be used to pay our general and administrative expenses, including accountable and non-accountable expenses. Furthermore, there will be no distribution from the trust fund with respect to our outstanding warrants and, accordingly, the warrants will expire worthless in the event we liquidate before the completion of a business combination. See "Proposed Business--Effecting a Business Combination-- Liquidation If No Business Combination."


A third party claim could reduce the proceeds held in trust

  Our placing of funds in trust will not protect those funds from third party claims against us. The proceeds held in trust could be subject to such claims which could take priority over the claims of the public stockholders. We cannot assure you that the per share liquidation price will not be less than $5.00 (or $1.00 less than the per unit offering price of $6.00, which are the proceeds required to be deposited in the trust fund), plus interest, due to claims of creditors. If we liquidate before the completion of a business combination, Mr. Richard Frost will be personally liable under certain circumstances to ensure that the proceeds in the trust fund are not reduced by any claims of our creditors. However, we cannot assure you that Mr. Frost could satisfy such obligations. See "Proposed Business--Effecting a Business Combination-- Liquidation If No Business Combination."

You will not be entitled to protections, such as the return of your investment after 18 months upon failure to complete a business combination, normally afforded to investors of blank check companies

  Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a blank check company. However, we are exempt from rules promulgated by the SEC to protect investors of blank check companies since we will have net tangible assets in excess of $5,000,000 upon the successful completion of this offering and our common stock is being offered at an initial price equal to $6.00 per share in this offering. These rules, among other things, prevent a blank check company from holding investors' funds for more than 18 months from the investment date upon failure to complete a business combination as opposed to this offering in which we generally may hold investors' funds for up to 30 months. Accordingly, investors will not be afforded the benefits or protections of such rules. See "Proposed Business-- Comparison to Rule 419."

If our common stock becomes subject to the SEC's penny stock rules because we have net tangible assets of $5,000,000 or less or our common stock is trading at a price per share of less than $5.00, broker-dealers may experience difficulty in completing customer transactions and trading activity in our common stock which may have an adverse effect on the market price of our common stock

  If at any time we have net tangible assets (i.e., total assets less intangible assets and liabilities) of $5,000,000 or less or our common stock is trading at a price per share of less than $5.00, transactions in our common stock may be subject to certain rules under the Securities Exchange Act of 1934. Under such rules, broker-dealers who recommend such securities to persons other than institutional accredited investors (generally institutions with assets in excess of $5,000,000):

  -  must make a special written suitability determination for the purchaser;

  -  receive the purchaser's written agreement to a transaction prior to sale;

  - provide the purchaser with risk disclosure documents which identify certain risks associated with investing in "penny stocks" and which describes the market for these "penny stocks" as well as a purchaser's legal remedies; and

  - obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a "penny stock" can be completed.

  Currently, our net tangible assets upon consummation of this offering is anticipated to be $5,087,382. We, therefore, have $87,382 to operate our business before we may be deemed a "penny stock" company. Such amount is anticipated to satisfy our needs for approximately a twelve month period. We may, however, incur additional expenses within such time period, such as attorneys' and accountants' fees, due diligence expenses and other such expenses related to consummating a business combination and complying with securities requirements and filings. Since we may need to operate for a period of 24 months, or 30 months under certain circumstances, before we consummate a business combination, our paying or accruing such expenses may result in our net tangible assets falling below $5,000,000 within such time period. Since September 2001, our officers have contributed and in the future will contribute the value of their services, if any, to us as additional paid-in capital. Our officers and the directors also have agreed to contribute their reimbursable out-of-pocket expenses to us as additional paid-in capital after completion of the offering if paying or accruing their expenses would reduce our net tangible assets below $5,000,000. We cannot assure you that this contribution will be sufficient to maintain our net tangible assets above $5,000,000 or that our common stock will be trading at a price of $5.00 per share or above following completion of this offering. Accordingly, if the price of our common stock is trading at a price per share of less than $5.00 following completion of this offering or our net tangible assets fall below $5,000,000, we may be subject to the "penny stock" rules. If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our common stock. As a result, the market price of our common stock may be depressed, and you may find it difficult to dispose of our common stock. Due to the possibility that we may be deemed a "penny stock" company if our net tangible assets fall below $5,000,000 or the price per share of our common stock falls below $5.00, our officers and directors will likely be motivated to complete a business combination promptly. Such a business combination may be less advantageous to us than a business combination which may have occurred at a later date if our officers and directors had not been motivated by the "penny stock" rules to complete a business combination at an earlier date. See "Plan of Operations."


It is probable that we will only be able to complete one business combination which will cause us to be solely dependent on a single business and a limited number of products or services, subjecting us to adverse economic, competitive and regulatory developments, including the inability to diversify our operations or benefit from the possible spreading of risks or offsetting of losses

  Our initial business combination must be with a business with a fair market value of at least 80% of our net assets at the time of such acquisition. Consequently, it is probable that we will have the ability to complete only a single business combination. Accordingly, the prospects for our success may be

  -  solely dependent upon the performance of a single business, or

  - dependent upon the development or market acceptance of a single or limited number of products, processes or services.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses which is experienced by other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. A lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination. Therefore, we cannot assure you that the target business will prove to be commercially viable. See "Proposed Business--Effecting a Business Combination--Probable Lack of Business Diversification" and "-- Competition."

Since we have not currently selected a particular industry or any target business with which to complete a business combination, both you and we are unable to ascertain the merits or risks of the industry or business in which we may ultimately operate

  We have not selected any particular industry or any target business on which to concentrate our search for a business combination. Accordingly, there is no current basis for prospective investors to evaluate the possible merits or risks of the particular industry or the target business in which we may ultimately operate. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of such entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all such significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if such opportunity were available, in a target business. See "Proposed Business-- Effecting a Business Combination--We Have Not Identified a Target Business or Target Industry."

We may issue shares of our common stock and/or preferred stock to complete a business combination, which would reduce the equity interest of our stockholders, likely cause a change of control of ownership of us, and could adversely affect prevailing market prices for our common stock and our ability to raise additional capital through the sale of our securities

  Our Certificate of Incorporation authorizes the issuance of 100,000,000 shares of common stock, par value $.0001 per share. Upon completion of this offering, there will be 98,026,783 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of the underwriters' option). Although we have no commitments as of the date of this offering to issue our securities, we will, in all likelihood, issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock may:

  -  significantly reduce the equity interest of our stockholders;

  - likely cause a change in control if a substantial number of our shares of common stock are issued which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors; accordingly our investors will be relying on the abilities of the management and directors of the target business who are unidentifiable as of the date of this offering;

  -  adversely affect prevailing market prices for our common stock; and

  - impair our ability to raise additional capital through the sale of our equity securities.

In the event we issue a substantial number of additional shares of our common stock and/or preferred stock, you will in all likelihood experience a substantial reduction in your interest as a stockholder, a change in control and the effects of the other factors listed above. We may also issue additional shares of our common stock, preferred stock or options to purchase shares of common stock to professionals in connection with the consummation of a business combination which may result in an additional reduction in your interest. Additionally, to the extent we issue shares of common stock to complete a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of our warrants could increase our cost of the target business in terms of number of shares required to be issued.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination

  We may seek additional financing to complete a business combination or to fund the operations and growth of a target business, which may include assuming or refinancing the indebtedness of the target business. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that such additional financing proves to be unavailable when needed to complete a particular business combination, we would, in all likelihood, be compelled to restructure the transaction or abandon that particular business combination and seek an alternative candidate. In addition, our failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business.

We may be adversely impacted if we are unable to receive debt financing to complete a business combination or operate the acquired business and if we receive debt financing, we may be subject to interest rate fluctuations and not generate sufficient funds to pay principal and interest on such debt

  The amount and nature of any borrowings by us will depend on numerous considerations, including our capital requirements, our perceived ability to meet debt service requirements and the prevailing conditions in the financial markets and general economic conditions. Debt financing may not be available to us on terms deemed to be commercially acceptable and in our best interests. Our inability to borrow funds required to complete or facilitate a business combination, or to provide funds for an additional infusion of capital into an acquired business, may have a material adverse effect on our financial condition and future prospects. Additionally, if debt financing is available, any borrowings may subject us to various risks traditionally associated with incurring of indebtedness. These risks include the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest. We may assume similar risks to the extent that any business with which we combine has outstanding indebtedness.

Since our officers and directors may allocate their time to other businesses, a conflict of interest may arise as to which business they present a viable business opportunity, which could cause us a delay in or prevent us from completing a business combination

  Mr. Richard Frost, our Chairman and President, and Ms. Grout, our Secretary and Treasurer, intend to only devote as much time as may be necessary to our affairs. As of March 2002, Ms. Grout has served as a part-time residential realtor for Coldwell Banker Residential Real Estate, Inc. Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. Certain of these persons may in the future become affiliated with entities, including other "blank check" companies, engaged in business activities similar to those intended to be conducted by us. Our officers and directors may become aware of business opportunities which may be appropriate for presentation to us as well as the other entities with which they may be affiliated. Such persons may have conflicts of interest in determining to which entity a particular business opportunity should be presented. Such conflict may cause a delay in or prevent us from completing a business combination and may not be in the best interest of our stockholders. See "Management--Conflicts of Interest."





All of our directors and officers and certain members of our Advisory Committee own shares of our common stock which are held in escrow until after we complete a business combination and therefore may have a conflict of interest in determining whether a particular business is appropriate to complete a business combination, which may not be in the best interests of our stockholders

  All of our directors and officers and two of our members of our Advisory Committee, whose role is to advise our directors and officers on and recommend potential business combinations, own stock in our company which will be held in escrow until after we complete a business combination. The personal and financial interests of our directors, officers and members of our Advisory Committee may influence their motivation in identifying and selecting a target business, completing a business combination timely and securing the release of their stock from escrow. In the event we do not have sufficient funds to operate our business which will likely be the case if we do not consummate a business combination within twelve months from the date of this offering, our directors and officers would likely be motivated to complete a business combination promptly. Consequently, our directors' and officers' discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders' best interest. See "Management--Conflicts of Interest."


Our existing stockholders, including our officers, directors and members of our Advisory Committee, control a substantial interest in us and our operations and thus may influence certain actions requiring stockholder vote

  Following this offering, our officers and directors will own at least 11.1% of us and our existing stockholders, including our officers, directors and members of our Advisory Committee, will own at least 30% of us. Although our existing stockholders, including our directors and the members of our Advisory Committee, must vote in accordance with the vote of the public stockholders owning a majority of the shares of our outstanding common stock to complete a business combination, such existing stockholders may vote other issues as they see fit and, accordingly, have the ability to influence any actions requiring stockholder vote. For example, we may determine to seek the approval of a majority of our then outstanding shares to continue our existence if we do not complete a business combination within 24 months after completion of this offering, or within 30 months under certain circumstances. Our existing stockholders can influence the vote to continue our existence which may result in a conflict of interest. Even though there is no current intention, our existing stockholders, officers, directors and members of our Advisory Committee may purchase units in this offering and/or units, shares and warrants following this offering in the open market. In the event they purchase any additional shares in this offering or following this offering in the open market, such existing stockholders may vote such additional shares as they determine in their sole discretion, resulting in an ability to influence all actions requiring stockholder vote.

If holders of a majority of shares of our common stock do not approve a business combination or holders of 20% or more of the shares exercise their conversion rights, we will not be able to complete a business combination even if management believes such a combination would be in the best interests of the stockholders

  We will seek stockholder approval before we complete any business combination. We will not complete a business combination if:

     - public stockholders purchasing shares in this offering or in the open market following this offering, who own at least a majority of such shares, vote against the transaction; or

     - public stockholders owning more than 20% of the shares sold in this offering exercise their conversion rights.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the vote of the public stockholders owning a majority of the shares of our outstanding common stock. Even though management may believe such business combination may be in our best interests, they will be unable to complete the business combination unless the above requirements are met.

Our existing stockholders paid a nominal amount for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock

  The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock at a nominal price (ranging from $.22 to $1.33 per share after giving effect to both a merger effective on April 4, 2001 where each issued and outstanding share of Frost Capital Group, Inc., a Florida corporation, was converted into approximately .6723 shares of our common stock and an approximately .6696-for-one reverse split of our common stock effectuated on October 4, 2001) has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately $2.69 per share (the difference between the pro forma net tangible book value per share of $3.31, and the initial offering price of $6.00 per share), or 44.8%, allocable to each share of common stock (in each case assuming no exercise of the option granted to any underwriters). You and the other investors may also incur dilution upon the exercise of certain warrants. See "Dilution."


We have agreed to sell to the underwriters an option to purchase units which may have an adverse effect on our market price and result in dilution to your holdings

  In connection with this offering, we have agreed to sell to the underwriters, at an aggregate price of $100, warrants to purchase up to 125,000 units. This option is exercisable at a price of $6.60 per unit beginning on the later of the completion of a business combination with a target business or one year from the date of this prospectus, and expiring five years after the date of this prospectus. In addition, the underwriters will have certain registration rights with respect to such shares underlying this option. See "Underwriting." The sale, or even the possibility of sale, of these shares could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these options are exercised, you may experience dilution to your holdings.

Certain states have enacted regulations restricting or prohibiting the sale of our securities which may limit your ability to sell our common stock

  Although for purposes of Rule 419, we are not a "blank check company," a number of states have enacted legislation regulating blank check company which will apply to us. In addition, many states, while not specifically prohibiting or restricting blank check companies, will not permit registration or qualification of our common stock for sale in their states. Because of such regulations and other restrictions, our selling efforts, and any secondary market which may develop, may only be conducted in certain states (or in those jurisdictions where an applicable exemption is available or a blue sky application has been filed and accepted). We cannot assure you that the SEC, the United States Congress, or state legislatures will not enact legislation or regulations which will prohibit or restrict the sale of our securities. This restriction on registration or qualification of our common stock may limit your ability to sell the common stock purchased in this offering.

You may only purchase our common stock if you reside within certain states and may engage in resale transactions in such states or other jurisdictions which may limit your ability to sell our common stock and may impact the price of our common stock

  We have applied to register, or have obtained or will seek to obtain an exemption from registration to offer our common stock, and intend to conduct our selling efforts in Delaware, the District of Columbia, Florida, Hawaii,

Illinois, Maryland, New York and Rhode Island. You must be a resident of these jurisdictions to purchase our common stock. In order to prevent resale transactions in violation of states' securities laws, you may only engage in resale transactions in these states and such other jurisdictions in which an applicable exemption is available or a blue sky application has been filed and accepted. This restriction on resale may limit your ability to resell the common stock purchased in this offering.

  Several additional states may permit secondary market sales of the shares of common stock:

  - once or after certain financial and other information with respect to us is published in a recognized securities manual such as Standard & Poor's Corporation Records;

  -  after a certain period has elapsed from the date hereof; or

  -  pursuant to exemptions applicable to certain investors.

However, because we are considered to be a "blank check" company for such purposes, we may not be able to be listed in any recognized securities manual until after the completion of the first business combination. Our inability to be listed until a business combination may adversely impact the price of our common stock.

We intend to have our securities quoted on the OTC bulletin board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on the NASDAQ stock market or a national exchange

  Our securities will be traded in the over-the-counter market. We anticipate that they will be quoted on the OTC Bulletin Board, an NASD sponsored and operated inter-dealer automated quotation system for equity securities not included in The Nasdaq Stock Market, as well as in the NQB Pink Sheets. Quotation of our securities on the OTC Bulletin Board and/or the NQB Pink Sheets will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination

  In the event we are deemed to be an investment company under the Investment Company Act of 1940, our activities may be restricted, including:

  -  restrictions on the nature of our investments; and

  -  restrictions on the issuance of securities,

which may make it difficult for us to complete a business combination.

  In addition, we may have imposed upon us burdensome requirements, including:

  -  registration as an investment company;

  -  adoption of a specific form of corporate structure; and

  - reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

  Compliance with such additional regulatory burdens would require additional expense we have not allotted for such purposes.

We will evaluate the possible tax consequences of a business combination but such structure may have adverse tax consequences

  As a general rule, federal and state tax laws and regulations have a significant impact upon the structuring of business combinations. We will evaluate the possible tax consequences of any prospective business combination and will endeavor to structure the business combination so as to achieve the most favorable tax treatment to us, the target business and each of our respective stockholders. We cannot assure you, however, that the IRS or appropriate state tax authorities will ultimately assent to our tax treatment of a completed business combination. To the extent the IRS or state tax authorities ultimately prevail in recharacterizing the tax treatment of a business combination, there may be adverse tax consequences to us, the target business and each of our respective stockholders.

Forward Looking Statements

  This prospectus contains forward-looking statements and information relating to, among other things, our business strategy and anticipated business combination. We identify forward-looking statements in this prospectus using words such as the following and other similar statements:

"believes"               "intends"                "plans"             "expects"
"predicts"               "may"                    "will"              "would"
"should"                 "contemplates"           "anticipates"


  These statements are based on our beliefs as well as assumptions we made using information currently available to us. Because these statements reflect our current views concerning future events as they relate to us, these statements involve risks, uncertainties and assumptions which may be significantly more adverse than the results or expectations discussed in the forward-looking statements.

                                Use of Proceeds

     We estimate that the net proceeds from the sale of the units, after deducting (1) offering expenses of approximately $465,000 which we have incurred or will incur in connection with this offering and (2) underwriting discounts of 10% of the gross proceeds, will be approximately $6,285,000, or approximately $7,263,750/1/ if the underwriters' over-allotment option is exercised in full. Our offering expenses consist primarily of (1) the SEC registration fee, (2) NASD filing fee, (3) $225,000 for the underwriters' non-accountable expense allowance, (4) approximately $40,000 in blue sky fees and expenses, (5) approximately $135,000 in attorneys' and accounting fees and expenses and (6) approximately $45,000 in printing expenses.


     We intend to allocate the net proceeds of $6,285,000 as follows:

     - $6,250,000, or $7,228,750 if the underwriters' over-allotment option is exercised in full, will be placed in a trust fund. Such proceeds will not be released from the trust fund until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust fund will be used to either

          -    consummate a business combination, or

          - to the extent that our capital stock is used in whole or in part as consideration to effect a business combination, finance the operations of the target business.

     -    The net proceeds not held in the trust fund will be used for:


          - the payment of utilities, phone and other operating expenses;


          - the payment of $10,000 to our accountants related to our 2001 audit;


          - the performance of due diligence investigations of prospective acquisition candidates;

          - legal, accounting and other expenses attendant to such due diligence investigations and to structuring, negotiating and consummating a business combination;

          - legal and accounting fees relating to our obligation to file periodic reports, proxy statements and other informational material with the SEC; and

          - payment for general and administrative expenses, including filing fees, occupational license fees, escrow agent fees, transfer agent fees, consulting fees and other miscellaneous items.

     We anticipate having $87,000 cash on hand after the offering to pay for our operating expenses and any expenses associated with the consummation of a business combination. This amount represents the gross proceeds from the offering of $7,500,000 minus (1) the underwriters' discounts of $750,000, (2) the contribution to the trust fund of $6,250,000, (3) the payment of $403,000 of offering expenses which have not yet been paid (net of $62,000 for expenses previously paid and including $125,000 of accrued expenses for legal and additional accounting fees), and (4) the payment of an additional $10,000 to our accountants related to our 2001 audit. We have previously paid $62,000 of the $465,000 of aggregate offering expenses, $52,000 of which was paid with funds we received from the initial sale of our common stock and $10,000 of which was paid with funds received from a loan from Mr. Frost. Such $52,000 was used to pay the SEC registration fee, NASD filing fee, certain printing expenses and certain underwriting fees and blue sky expenses. Mr. Richard Frost and Ms. Grout have agreed to contribute the value of prior services performed by them since September 2001, if any, and any future services to the capital of the company until the consummation of a business combination. After completion of the offering and payment of all the above mentioned expenses, we will not have any remaining debts or accrued expenses.


__________________

          /1/The proceeds, before expenses but after underwriting discounts, to us from the exercise of the over-allotment option will be $1,012,500 (187,500 units, multiplied by $5.40). The representative of the underwriters is also paid a non-accountable expense allowance equal to 3% of the gross proceeds derived from the sale of these units, which equals $33,750 (187,500, multiplied by $6.00, multiplied by 3%). Therefore, if the underwriters exercise their over-allotment option, we will have total net proceeds (inclusive of the net proceeds from the sale of the units in this offering) after expenses from the exercise of the over-allotment option of $7,263,750 ($6,285,000 plus $1,012,500 minus $33,750).

     The terms of this offering anticipate that we will have up to 24 months, or 30 months under certain circumstances, to consummate a business combination. No negotiations with respect to any business combination have commenced. Over a period of 24 months, we anticipate expenses of approximately $135,000 for the payment of utilities, health insurance for our officers and for general working capital purposes, such as paying for attorneys' and accountants' fees, due diligence expenses and other such expenses related to consummating a business combination, paying transfer agent fees, identifying and analyzing whether a particular target is suitable and complying with securities requirements and filings. We anticipate that our expenses for the first twelve months of operations will be approximately $75,000, which should cover anticipated due diligence expenses associated with one or two possible target businesses, complying with securities requirements, expenses related to consummating a business combination and complying with securities requirements and other operating expenses listed above. Therefore, we believe that the $87,000 not deposited into trust can satisfy our capital requirements for a period of approximately twelve months. If we are required to complete due diligence on more than two target businesses prior to consummating a business combination, our actual expenses exceed our anticipated expenses described above or we are unable to consummate a business combination within a twelve month period, we may not have sufficient funds to continue operating our business. In the event we do not complete a business combination before we exhaust our proceeds to operate, we will attempt to obtain financing, which would accrue interest, from Mr. Frost or any of our existing stockholders or officers, a bank or other financial institution. No party is required to provide us with any such financing. We cannot assure you that such financing would be available on acceptable terms, if at all. Such financing, together with all interest accrued thereon, may only be repaid after the consummation of a business combination and the distribution of the trust proceeds. In the event we do not have sufficient funds, we may also accrue certain of the above expenses until a business combination is completed.


     Assuming the exercise of all of the warrants and the underwriters' unit purchase option offered by this prospectus, we estimate that the total net proceeds from this offering (including the net proceeds from the original sale of the units in this offering and excluding any additional legal and professional fees, solicitation fees or any other expenses associated with the exercise of the warrants and unit purchase option which cannot be estimated at this time) will be approximately $39,847,600, or approximately $45,045,100 if the underwriters' over-allotment option is exercised in full, as shown in the table below. Since the warrants and the underwriters' unit purchase option cannot be exercised until after a business combination has been consummated, we will receive proceeds from the exercise of warrants or the underwriters' unit purchase option, if any, only after a business combination is consummated. The warrants will expire six years from the date of this prospectus and the underwriters' unit purchase option, as well as the warrants included as units upon the exercise of this option, will expire five years from the date of this prospectus. We anticipate that the persons controlling us after a business combination will use such proceeds to finance the operations of the target business and pay for legal, accounting and other expenses attendant to the operations of the target business.


     The following table provides the computation of the total net proceeds from this offering assuming the exercise of all of the warrants and the underwriters' unit purchase option offered by this prospectus:



                             Number of Units or   Offering or Exercise Price        Aggregate Net Proceeds
                             ------------------   --------------------------        ----------------------
                                  Warrants           Per Unit or Warrant                Upon Exercise
                                  --------           -------------------                -------------
Units offered hereby             1,250,000                  $6.00                        $ 6,285,000(1)

Units issuable upon
exercise of underwriters'
unit purchase option               125,000                  $6.60                        $   825,100(2)

Class A warrants(3)(4)           1,455,000                  $5.25                        $ 7,638,750

Class B warrants(3)(4)           1,455,000                  $7.50                        $10,912,500

Class C warrants(3)(4)           1,455,000                  $9.75                        $14,186,250
                                                                                         -----------

                                                                                         $39,847,600(4)

_________________

(1) After deducting underwriting discounts of 10% of the gross proceeds and offering expenses of approximately $465,000 which we have incurred or will incur in connection with this offering.

(2) Included in the aggregate proceeds figure is $100 that we received for the sale of the underwriters' unit purchase option to purchase an aggregate of 125,000 of our units.
(3) Includes 80,000 class A warrants issued to our directors and officers and 125,000 each of class A, B and C warrants that may be issued assuming the exercise of the underwriters' unit purchase option and the warrants underlying such option.
(4) Assuming the further exercise of the underwriters' over-allotment option and the warrants underlying such option, the number of class A, B and C warrants outstanding will each increase by 187,500 for a total of 1,642,500 of each of class A, B and C warrants (1,455,000 plus 187,500) and, therefore, the total net proceeds from this offering would be $45,045,100. This amount is calculated as follows: (i) net proceeds from the sale of the units if the underwriter's over-allotment option is exercised of $7,263,750, plus (ii) $825,100 if the underwriters' unit purchase option is exercised, plus (iii) $8,623,125, which is the aggregate proceeds we will receive assuming the exercise of all of the class A warrants underlying the units, the underwriters' unit purchase option and the underwriters' over-allotment option (1,642,500, multiplied by $5.25), plus (iii) $12,318,750, which is the aggregate proceeds we will receive assuming the exercise of all of the class B warrants underlying the units, the underwriters' unit purchase option and the underwriters' over-allotment option (1,642,500, multiplied by $7.50), plus (iii) $16,014,375, which is the aggregate proceeds we will receive assuming the exercise of all of the class C warrants underlying the units, the underwriters' unit purchase option and the underwriters' over-allotment option (1,642,500, multiplied by $9.75). This amount excludes any additional legal and professional fees, solicitation fees or any other expenses associated with the exercise of the warrants and unit purchase option which cannot be estimated at this time.


     The trust fund, in which most of the net proceeds will be placed, will be maintained by Fiduciary Trust International of the South, 100 Southeast 2nd Avenue, Suite 2300, Miami, Florida 33131, as trustee for the benefit of the public stockholders. Fiduciary Trust International of the South is a branch of Fiduciary Trust Company International. Fiduciary Trust Company International was founded in 1931 and is a publicly-traded company, specializing in providing investment management, asset administration and related services for individuals and institutions. A bank charter allows them to serve as executor and trustee to provide investment and finance management services.

     Proceeds of this offering not immediately required for the purposes set forth above will be invested in United States government securities or other high-quality, short-term interest-bearing investments, provided, however, that we will attempt to invest the net proceeds in a manner which does not result in us being deemed to be an investment company under the Investment Company Act. The interest income derived from investment of the net proceeds during such period will be used to defray as much continuing general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, as possible, until a business combination is completed.

     Our public stockholders will be entitled to receive funds from the trust fund only in the event of our liquidation or if they were to seek to convert their shares into cash upon a business combination which they voted against and was ultimately consummated by us. Our public stockholders will not have any other right or interest in the trust fund. If our public stockholders convert their stock into cash, they still have the right to exercise the class A warrants that they received as part of the units.

Payments to Officers and Directors

     Since our inception on July 23, 1999 through December 31, 2001, we have paid Mr. Richard Frost and Ms. Grout aggregate salaries of $114,990 and $75,402, respectively. Since we exhausted our financing in early June 2001, Mr. Frost extended us a loan in an aggregate amount equal to approximately $48,500 through a revolving line of credit to pay for our officers' salaries until September 2001 and our other operating expenses as such funds were needed. Mr. Frost forgave such amount in September 2001 and we treated such amount as a capital contribution to us. In February 2002, Mr. Frost funded us with an additional $17,500, $10,000 of which was used to pay accounting fees related to our 2000 audit and $7,500 of which was used to fund our general administrative expenses such as paying for utilities, health insurance and telephone expenses. Mr. Frost forgave the additional $17,500 in February 2002 and we treated such amount as a capital contribution to us. Since August 1, 2001, we have not paid Mr. Frost his salary. Although Mr. Frost did not perform services for us in August and September 2001, he has performed certain insignificant services for us after such time. Mr. Frost has contributed the value of such prior services, which aggregate $3,500 as of the date of this prospectus, and will contribute the value of any future services performed by him through the consummation of a business combination to the capital of the company. Since September 30, 2001, we have not paid Ms. Grout her salary and she has not performed services for us. Ms. Grout has also agreed to contribute the value of any future services performed by her through the consummation of a business combination to the capital of the company. We anticipate only paying for health insurance for our officers. We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred in connection with continuing operations following the consummation of this offering and in seeking and consummating a business combination on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. Our board of directors will be the only persons reviewing whether these expenses are reasonable or not. Any expenses we pay to our officers and directors could be reviewed by a court to the extent such expenses are challenged by a stockholder with proper grounds to institute such an action under Delaware law.


     To the extent we do not have sufficient funds to pay our operating expenses following the offering, we will attempt to obtain financing from Mr. Frost or our other existing stockholders or officers, a bank or other financial institution to pay such expenses. No party is required to provide us with any such financing. We cannot assure you that such financing or any future financing would be available on acceptable terms, if at all. Any financing by our existing stockholders, officers or directors, however, may not be made on terms more favorable than in an unaffiliated third party transaction. Any such financing may only be repaid after the consummation of a business combination and the distribution of the trust proceeds. In addition, and to the extent necessary, our officers and directors have agreed that their reimbursable expenses may be accrued and not paid until a business combination is completed and the proceeds of the trust fund have been disbursed. Notwithstanding the foregoing, our officers and the directors have agreed to contribute their reimbursable out-of-pocket expenses to us as additional paid-in capital after completion of the offering if paying or accruing their expenses would reduce our net tangible assets below $5,000,000 for purposes of the "penny stock" rules.


     We will not loan any of the net proceeds from this offering to any of our officers, directors, stockholders that own greater than 10% of our common stock, or any person who directly or indirectly controls, is controlled by or is under common control with us. Except as provided above and class A warrants issued to our officers and directors immediately before this offering, no other compensation or fees of any kind, including finders' and consulting fees, will be paid to any of our existing officers, directors or stockholders who owned our common stock before this offering or any affiliates thereof for services rendered to us before or in connection with the consummation of a business combination.

                                   Dilution

     The difference between the initial public offering price per share of our common stock, assuming no value is attributed to the class A warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. The fact that our existing stockholders acquired their shares of common stock at a nominal price (ranging from $.22 to $1.33 per share after giving effect to both a merger effective on April 4, 2001 where each issued and outstanding share of Frost Capital Group, Inc., a Florida corporation, was converted into approximately .6723 shares of our common stock and an approximately .6696-for-one reverse split of our common stock effectuated on October 4, 2001) has significantly contributed to this dilution. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

     As of December 31, 2001, our net tangible book value was $23,757, or $.04 per share of common stock. After giving effect to the sale of 1,250,000 shares of common stock included in the units, and the deduction of underwriting discounts and estimated offering expenses, our pro forma net tangible book value (decreased by the value of common stock which may be converted into cash) at December 31, 2001 would have been $5,087,382, or $3.31 per share of common stock, representing an immediate increase in net tangible book value of $3.27 per share to existing stockholders and an immediate dilution of $2.69 per share, or 44.8%, to new investors. The following table illustrates this information as of December 31, 2001 with respect to dilution to new investors on a per-share basis, assuming no value is attributed to the class A warrants included in the units:



Public offering price per share of common stock.......................                       $6.00
     Net tangible book value before this offering.....................            $ .04
     Increase attributable to new investors...........................             3.27
                                                                                  -----

Pro forma net tangible book value after this offering(1)(2)(3)........                        3.31
                                                                                             -----
Dilution to new investors.............................................                       $2.69
                                                                                             =====

_________________________
(1) The net proceeds used in the calculation of the pro forma net tangible book value has been decreased by $1,249,375, which represents the maximum aggregate amount of cash which may be required to be returned to the public stockholders if such stockholders vote against a business combination and exercise their conversion rights (19.99% of the 1,250,000 shares sold in this offering, or 249,875 shares of common stock, at an initial per-share conversion price of $5.00).

(2) After giving effect to the sale of 1,250,000 shares of common stock included in the units and the 187,500 shares of common stock included in the overallotment option, and the deduction of underwriting discounts and estimated offering expenses, our pro forma net tangible book value (decreased by the value of common stock which may be converted into cash) at December 31, 2001 would have been $5,870,480, or $3.48 per share of common stock, representing an immediate increase in net tangible book value of $3.44 per share to existing stockholders and an immediate dilution of $2.52 per share, or 42.0%, to new investors. The pro forma net tangible book value per share after this offering is calculated by dividing the total net proceeds from this offering after the exercise of the overallotment option, or $5,870,480, by the total number of shares issued in this offering after exercise of the overallotment option, or 1,685,861 (as described in note 5 below). The pro forma net tangible book value from this offering upon exercise of the overallotment option is equal to the sum of $5,087,382 plus $1,012,500 (net proceeds from exercise of the overallotment option, or 187,500, multiplied by $5.40, which is $6.00 per share net of underwriting discounts of $0.60 per share) minus $33,750 (3% of the gross proceeds from the exercise of the overallotment due to underwriters as a non-accountable expense) minus $195,652 (the maximum amount of the conversion rights associated with the overallotment option as calculated in note 4 below). Assuming only the exercise of the underwriters' unit purchase option (and the sale of shares included in units offered by this prospectus), the pro forma net tangible book value would be $3.66.

(3) The exercise of the class A warrants which have an exercise price of $5.25 per share would be dilutive to new investors since their exercise prices are below the initial public offering price. The class B warrants, the class C warrants and the underwriters' unit purchase option are not dilutive to new investors with exercise prices equal to $7.50, $9.75 and $6.60, respectively.

(4) If the underwriters exercise their over-allotment option to purchase 187,500 shares, the maximum aggregate number of shares held by such stockholders which could be canceled if they vote against a business combination and exercise their conversion rights would be 37,481 (19.99% of 187,500 shares). The maximum amount of cash which may be required to be returned to such stockholders if they vote against a business combination and exercise their conversion rights would be $195,652 (37,481, multiplied by a per-share conversion price of $5.22). The per share conversion price is calculated by deducting from the $6.00 per share offering price (i) underwriting discounts of $0.60 per share and (ii) a non-accountable expense of $0.18 per share (3% of $6.00).


(5) The aggregate number of shares outstanding after exercise of the underwriters' over-allotment option as decreased by the number of shares which may be converted into cash would be 1,685,861. This amount is calculated as follows: 1,535,842 as shown in the next table below, plus 187,500 minus 37,481 (19.99% of 187,500 shares). See also note 5 of the next table.

     The following table sets forth as of December 31, 2001 information with respect to our existing stockholders and new investors:



                               Shares Purchased        Total Consideration       Average Price
                           -----------------------   ------------------------
                              Amount    Percentage     Amount     Percentage       Per Share
                           -----------  ----------   ----------  ------------     -----------
Existing stockholders (1)      535,717      35%      $  353,000           6%          $ .66
                                                                 ------------
New investors(2)(3)(4)       1,000,125      65%      $6,000,750          94%          $6.00
                           -----------  ----------   ----------  ------------
     Total(5)                1,535,842     100%      $6,353,750         100%
                           ===========  ==========   ==========  ============

_________________________

(1) The total consideration amount excludes $29,000 of compensation recorded in the financial statements relating to the issuance of common stock to two members of our board of directors at a per share price less than the current market price, and the contribution to capital of loans from Mr. Richard Frost aggregating approximately $48,500. In February 2002, Mr. Frost contributed an additional $17,500 to the capital of the company and as of the date of this prospectus, contributed an additional $3,500 to the capital of the company for services performed on our behalf.
(2) The calculation of the shares purchased is reduced by the maximum aggregate number of shares to be canceled if such stockholders vote against a business combination and exercise their conversion rights (19.99% of 1,250,000 shares sold in this offering, or 249,875 shares of common stock, at an original per-share offering price of $6.00 ($1,499,250)).
(3) Excludes warrants granted to our public stockholders and directors and officers and the underwriters' unit purchase option offered by this prospectus. Each of these warrants and the underwriters' unit purchase option cannot be exercised until the consummation of a business combination.
(4) The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. The warrants, though, will not be adjusted for issuances of common stock at a price below their respective exercise prices.
(5) If the underwriters exercise their over-allotment option to purchase 187,500 shares, such number is reduced by the maximum aggregate number of shares to be canceled if such stockholders vote against a business combination and exercise their conversion rights (19.99% of 187,500 shares sold in this offering, or 37,481 shares of common stock). Therefore if the underwriters exercise their over-allotment option, the number of shares purchased will equal an aggregate of 1,685,861 shares (1,535,842 plus 187,500 minus 37,481).



                                Capitalization

     The following table sets forth our capitalization as of December 31, 2001 and as adjusted to give effect to the sale of our units in this offering and the application of the estimated net proceeds derived from the sale of our units:



                                                                            As of December 31, 2001
                                                                           --------------------------
                                                                               Actual     As Adjusted
                                                                           ------------  ------------
Common stock, $.0001 par value, 0 and 249,875 shares which may be
     converted into cash, at conversion value(1)...................             - - - -    $1,249,375
                                                                           ============  ============
Stockholders' equity:
     Preferred stock, $.0001 par value, 5,000 shares
        authorized; none issued....................................             - - - -       - - - -
     Common stock, $.0001 par value, 100,000,000 shares
        authorized; 535,717 shares issued and
        outstanding; 1,535,842 shares issued and
        outstanding (excluding 249,875 shares
        which may be converted into cash), as
        adjusted...................................................                  54           154
     Additional paid-in capital (2)................................          $  429,946    $5,493,471
     Deficit accumulated during development stage..................           ($406,243)    ($406,243)
                                                                           ------------  ------------
     Total stockholders' equity....................................          $   23,757    $5,087,382
                                                                           ============  ============
Total Capitalization...............................................          $   23,757    $6,336,757
                                                                           ============  ============

______________________
(1) Reflects 19.99% of the shares of common stock sold in this offering that may be converted into cash if we effect a business combination and the holders of such shares vote against the business combination and exercise their conversion rights. The conversion price equals the amount in the trust fund as of the record date for the determination of stockholders entitled to vote on a business combination (inclusive of any interest), divided by the number of shares sold in this offering.

(2) Reflects the contribution to capital during September 2001 of loans from Mr. Richard Frost equal to $48,500 and during December 2001 for services provided by Mr. Frost equal to $3,000.


                                Dividend Policy

     We have never paid or declared dividends on our common stock and do not intend to declare any dividends prior to the completion of a business combination. Any decision to declare dividends subsequent to a business combination will be made by the board of directors of the company surviving the business combination.

                              Plan of Operations

     We were formed on July 23, 1999 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other similar business combination with an as yet unidentified operating business which we believe has significant growth potential. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination.

     We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

     We estimate that the net proceeds from the sale of the units, after deducting offering expenses and underwriting discounts, will be approximately $6,285,000, or $7,263,750 if the underwriters' over-allotment option is exercised in full. We will use substantially all of the net proceeds of this offering to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. We will not acquire a target business unless its fair market value is at least 80% of our net assets at the time of the acquisition. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust fund as well as any other net proceeds, including proceeds from the exercise of warrants and the underwriters' unit purchase option, not expended will be used to finance the operations of the target business. Assuming the exercise of all of the warrants and the underwriters' unit purchase option offered by this prospectus, we estimate that the total net proceeds from this offering (including the net proceeds from the original sale of the units in this offering and excluding any additional legal and professional fees, solicitation fees or any other expenses associated with the exercise of the warrants and unit purchase option which cannot be estimated at this time) will be approximately $39,847,600, or approximately $45,045,100 if the underwriters' over-allotment option is exercised in full. Since the warrants and the underwriters' unit purchase option cannot be exercised until after a business combination has been consummated, we will receive proceeds from the exercise of warrants or the underwriters' unit purchase option only after a business combination is consummated.


     Since our inception, we have funded our activities primarily through the sale of common stock. Through December 31, 2001, we have incurred net losses of approximately $406,000 related to our formation expenses, payment of salaries to Mr. Frost and Ms. Grout, leasehold expenses and preparations in connection with this offering (excluding amounts paid to the underwriters as a result of this offering). We exhausted our funds to operate our business in early June 2001. From June 2001 until September 2001, the salaries of Mr. Frost and Ms. Grout, and funds required for general working capital purposes, were funded by Mr. Frost through a revolving line of credit in the aggregate amount of approximately $48,500. Mr. Frost forgave such amount in September 2001 and we treated such amount as a capital contribution to us. In February 2002, Mr. Frost funded us with an additional $17,500, $10,000 of which was used to pay accounting fees related to our 2000 audit and $7,500 of which was used to fund our general administrative expenses such as paying for utilities, health insurance and telephone expenses. Mr. Frost forgave the additional $17,500 in February 2002 and we treated such amount as a capital contribution to us. Since August 1, 2001, we have not paid Mr. Frost his salary. Although Mr. Frost did not perform services for us in August and September 2001, he has performed certain insignificant services for us after such time. Mr. Frost has contributed the value of such prior services, which aggregate $3,500 as of the date of this prospectus, and will contribute the value of any future services performed by him through the consummation of a business combination to the capital of the company. Since September 30, 2001, we have not paid Ms. Grout her salary and she has not performed services for us. Ms. Grout has also agreed to contribute the value of any future services performed by her through the consummation of a business combination to the capital of the company. We anticipate only paying for health insurance for our officers.


     The terms of this offering anticipate that we will have up to 24 months, or 30 months under certain circumstances, to consummate a business combination. Over a period of 24 months, we anticipate expenses of approximately $135,000 for the payment of utilities, health insurance for our officers and for general working capital purposes, such as paying for attorneys' and accountants' fees, due diligence expenses and other such expenses related to consummating a business combination, paying transfer agent fees, identifying and analyzing whether a particular target is suitable and complying with securities requirements and filings. We anticipate that our expenses for the first twelve months of operations will be approximately $75,000, which should cover anticipated due diligence expenses associated with one or two possible target businesses, complying with securities requirements, expenses related to consummating a business combination and complying with securities requirements and other operating expenses listed above. Therefore, we believe that the $87,000 not deposited into trust can satisfy our capital requirements for a period of approximately twelve months. If we are required to complete due diligence on more than two target businesses prior to consummating a business combination, our actual expenses exceed our anticipated expenses described above or we are unable to consummate a business combination within a twelve month period, we may not have sufficient funds to continue operating our business. If we do not have sufficient funds, we will need additional funding to operate our business until a business combination is completed. To the extent that we do not have sufficient funds to pay our expenses as described above following the offering, we will attempt to obtain financing from Mr. Frost or our other existing stockholders or officers, a bank or other financial institution to pay such expenses. No party is required to provide us with any such financing. We cannot assure you that such financing or any future financing would be available on acceptable terms, if at all. Any financing by our stockholders, officers or directors, however, may not be made on terms more favorable than in an unaffiliated third party transaction. Any such financing may only be repaid after the consummation of a business combination and the distribution of the trust proceeds. In addition, and to the extent necessary, our officers and directors have agreed that their reimbursable expenses may be accrued and not paid until a business combination is completed and the proceeds of the trust fund have been disbursed. Notwithstanding the foregoing, our officers and directors have agreed to contribute their reimbursable out-of-pocket expenses to us as additional paid-in capital after consummation of the offering if paying or accruing their expenses would reduce our net tangible assets below $5,000,000 for purposes of the "penny stock" rules. If we do not have sufficient funds to operate our business prior to a business combination and we do not receive financing to pay for our expenses by such time, we will be forced to cease operations.


     If we have net tangible assets (i.e., total assets less intangible assets and liabilities) of $5,000,000 or less or our common stock is trading at a price per share of less than $5.00 following completion of this offering, transactions in our common stock may be subject to the "penny stock" rules under the Securities Exchange Act of 1934. Currently, our net tangible assets upon consummation of this offering is anticipated to be $5,087,382. We, therefore, have $87,382 to operate our business before we may be deemed a "penny stock" company. Such amount is anticipated to satisfy our needs for approximately a twelve month period. We may, however, incur additional expenses within such time period, such as attorneys' and accountants' fees, due diligence expenses and other such expenses related to consummating a business combination and complying with securities requirements and filings. Since we may need to operate for a period of 24 months, or 30 months under certain circumstances, before we consummate a business combination, our paying or accruing such expenses may result in our net tangible assets falling below $5,000,000 within such time period. Although our officers have agreed to contribute their services until the consummation of a business combination and our officers and directors have agreed to contribute their reimbursable out-of-pocket expenses to us as additional paid-in capital after completion of the offering if paying or accruing their expenses would reduce our net tangible assets below $5,000,000, we cannot assure you that our officers and directors can contribute a sufficient amount of their salaries or expenses to maintain our net tangible assets above $5,000,000. In addition, we cannot assure you that our common stock will be trading at a price of $5.00 per share or above following completion of this offering.


     The notes to our financial statements include disclosure regarding the existence of substantial doubt about our viability.

                               Proposed Business

Introduction

     We were formed to serve as a vehicle for the acquisition of a target business which we believe has significant growth potential. We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Our management has broad discretion with respect to the specific application of the net proceeds of this offering and, as a result, this offering can be characterized as a blank check offering. While we may seek to effect business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

Effecting a Business Combination

     In General

     Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, such proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself, such as time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, a business combination may involve a company which may be financially unstable or in its early stages of development or growth.

     Net Proceeds of Offering Not Held in Trust and Anticipated Expenses

     The terms of this offering anticipate that we will have up to 24 months, or 30 months under certain circumstances, to consummate a business combination. Over a period of 24 months, we anticipate expenses of approximately $135,000 for the payment of utilities, health insurance for our officers and for general working capital purposes, such as paying for attorneys' and accountants' fees, due diligence expenses and other such expenses related to consummating a business combination, paying transfer agent fees, identifying and analyzing whether a particular target is suitable and complying with securities requirements and filings. We anticipate that our expenses for the first twelve months of operations will be approximately $75,000, which should cover anticipated due diligence expenses associated with one or two possible target businesses, complying with securities requirements, expenses related to consummating a business combination and complying with securities requirements and other operating expenses listed above. Therefore, we believe that the $87,000 not deposited into trust can satisfy our capital requirements for a period of approximately twelve months. If we are required to complete due diligence on more than two target businesses prior to consummating a business combination, our actual expenses exceed our anticipated expenses described above or we are unable to consummate a business combination within a twelve month period, we may not have sufficient funds to continue operating our business. If we do not have sufficient funds, we will need additional funding to operate our business until a business combination is completed. To the extent that we do not have sufficient funds to pay the expenses as described above following the offering, we will attempt to obtain financing from Mr. Frost or our other existing stockholders or officers, a bank or other financial institution to pay such expenses. No party is required to provide us with any such financing. We cannot assure you that such financing or any future financing would be available on acceptable terms, if at all. Any financing by our stockholders, officers or directors, however, may not be made on terms more favorable than in an unaffiliated third party transaction. Any such financing may only be repaid after the consummation of a business combination and the distribution of the trust proceeds. In addition, and to the extent necessary, our officers and directors have agreed that their reimbursable expenses may be accrued and not paid until a business combination is completed and the proceeds of the trust fund have been disbursed.


     We Have Not Identified a Target Business or Target Industry

     To date, we have not selected any particular industry or any target business on which to concentrate our search for a business combination. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business or the particular industry in which we may ultimately operate. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, to the extent that we effect a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. An extremely high level of risk frequently characterizes many industries which experience rapid growth. In addition, although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

  Sources of Target Businesses

  We anticipate that various target business candidates will be brought to our attention from various unaffiliated sources, including securities broker-dealers, investment bankers, venture capitalists, bankers and other members of the financial community, who may present solicited or unsolicited proposals. Our officers and directors and their affiliates may also bring to our attention target business candidates and we will reimburse them for their out-of-pocket expenses incurred in connection with seeking and consummating a business combination. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, we may engage such firms in the future, in which event we may pay a finder's fee or other compensation. Other than salaries previously paid to Mr. Richard Frost and Ms. Grout, reimbursable out-of-pocket expenses payable to our officers and directors, class A warrants issued to all of our directors and officers immediately prior to this offering and interest that may accrue on any loan received by us for any future loans, we will not pay any of our existing officers, directors or stockholders who owned our common stock prior to this offering or any affiliates thereof any fee or compensation for services rendered to us prior to or in connection with the consummation of a business combination.

  Selection of a Target Business and Structuring of a Business Combination

  Our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. In evaluating a prospective target business, our management and Advisory Committee will consider, among other factors, the following:

  -  financial condition and results of operation;

  -  growth potential;

  - experience and skill of management and availability of additional personnel;

  -  capital requirements;

  -  competitive position;

  -  stage of development of the products, processes or services;

  - degree of current or potential market acceptance of the products, processes or services;

  - proprietary features and degree of intellectual property or other protection of the products, processes or services;

  -  regulatory environment of the industry; and

  -  costs associated with effecting the business combination.

  These criteria are not intended to be exhaustive; any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management and Advisory Committee in effecting a business combination consistent with our business objective. In evaluating a prospective target business, our management anticipates that we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial or other information which will be made available to us.

  We will endeavor to structure a business combination so as to achieve the most favorable tax treatment to us, the target business and both companies' stockholders. We cannot assure you, however, that the Internal Revenue Service or appropriate state tax authority will agree with our tax treatment of the business combination.

  We expect to encounter intense competition from other companies and persons with a business objective similar to ours, including blank check/blind pool companies, venture capitalists, private equity firms, large industrial and financial institutions, small business investment companies and wealthy individuals. This intense competition may adversely affect the availability of attractive prospective businesses, the terms on which a business combination can be completed and our ability to conduct an extensive evaluation of a prospective business.

  The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Mr. Richard Frost, our Chairman and President, and Ms. Grout, our Secretary and Treasurer, intend to only devote as much time as may be necessary to our affairs. As of March 2002, Ms. Grout has served as a part-time residential realtor for Coldwell Banker Residential Real Estate, Inc. The completion of a business combination may require a greater period of time than if our officers devoted their full time to our affairs. We do not have any full time employees who will be devoting 100% of his or her time to our affairs. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.


  Fair Market Value of Target Business

  Although we intend to acquire 100% of the assets or capital stock of a target business, we will not acquire a target business unless the fair market value of such business is at least 80% of our net assets at the time of such acquisition. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business does have sufficient fair market value.

  Limited Ability to Evaluate the Target Business' Management

  Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of such management will prove to be correct, especially in light of the possible inexperience of our officers and directors in evaluating many types of businesses. In addition, we cannot assure you that such future management will have the necessary skills, qualifications or abilities to manage a public company intending to embark on a program of business development. Furthermore, the future role of our directors, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that our directors will have significant experience or knowledge relating to the operations of the particular target business.

  Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. If we hire additional managers, we will pay them a salary from the proceeds released from the trust fund following the completion of a business combination. We cannot assure you that we will have the ability to recruit such additional managers, or that such additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

  Probable Lack of Business Diversification

  While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business whose fair market value is at least 80% of our net assets at the time of such acquisition. Consequently, it is probable that we will have the ability to effect only a single business combination. Accordingly, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may

  - subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

  - result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

Accordingly, even with our capital investment in and management assistance, if any, to the target business, we cannot assure you that the target business will prove to be commercially viable. Prior to the completion of a business combination, we have no intention of either loaning any of the proceeds of this offering to any company or purchasing a minority equity interest in any company.

  Opportunity for Stockholder Approval of Business Combination

  We are under no obligation to provide information to our stockholders regarding the various potential target businesses being considered by our management. Consequently, our stockholders will neither receive nor otherwise have the opportunity to evaluate any financial or other information which will be made available to us while selecting a potential business combination. As a result, investors in this offering will be entirely dependent on our management's judgment in selecting a target business.

  Prior to the completion of a business combination, however, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of such business.

  In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the vote of the public stockholders owning a majority of the shares of our outstanding common stock. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors. Additionally, our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders. For purposes of this offering, we will treat any shares included in units and any other shares purchased following this offering in the open market which are acquired by our stockholders, officers and directors in the same manner as shares owned by, and shall be deemed to be shares owned by, public stockholders. We will proceed with the business combination only if the public stockholders, who own at least a majority of the shares of common stock sold in this offering, vote in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights.

  Conversion Rights

  At the time we seek stockholder approval of any business combination, we will offer each public stockholder, except those discussed below, the right to have such stockholder's shares of common stock converted to cash if such stockholder votes against the business combination and the business combination is approved and completed. The actual per-share conversion price will be equal to the amount in the trust fund, inclusive of any interest, as of the record date for determination of stockholders entitled to vote on such business combination, divided by the number of shares sold in this offering. Without taking into any account interest earned on the trust fund, the initial per-share conversion price would be $5.00, or $1.00 less than the per-unit offering price of $6.00. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but such request will not be granted unless such stockholder votes against the business combination and the business combination is approved and completed. Any such request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect such conversion will be distributed promptly after completion of a business combination. Any public stockholder who converts his stock into his share of the trust fund still has the right to exercise the class A warrants that he received as part of the units. Any shares owned by our existing stockholders which were purchased prior to this offering will not have any conversion rights. We will not complete any business combination if public stockholders, owning 20% or more of the shares sold in this offering, exercise their conversion rights.

  Liquidation If No Business Combination

  In the event that we do not complete a business combination within 24 months after the completion of this offering, or within 30 months if the extension criteria described below have been satisfied, and except as described below, we will be dissolved and will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust fund, inclusive of any interest, plus any remaining net assets. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to this offering. If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust fund, and without taking into account interest, if any, earned on the trust fund, the initial per-share liquidation price would be $5.00, or $1.00 less than the per-unit offering price of $6.00. The proceeds deposited in the trust fund could, however, become subject to the claims of our creditors which could be prior to the claims of the public stockholders. We cannot assure you that the actual per-share liquidation price will not be less than $5.00, plus interest, due to claims of creditors. If we liquidate prior to the consummation of a business combination, Mr. Richard Frost will be personally liable under certain circumstances to pay certain of our debts, obligations or liabilities in excess of the net proceeds of this offering not held in the trust account. We cannot assure you, however, that Mr. Frost would be able to satisfy such obligations.

  If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 24 months after the completion of this offering, but are unable to complete such business combination within such 24 month period, then we will have an additional six months in which to complete that business combination contemplated by such letter of intent, agreement in principle or definitive agreement. If we are unable to do so by the expiration of the 30 month period from the completion of this offering, we will then liquidate. Upon notice from us, the trustee of the trust fund will commence liquidating the investments constituting the trust fund and will turn over the proceeds to our transfer agent for distribution to our stockholders. Except as described below, we anticipate that our instruction to the trustee would be given promptly after the expiration of the applicable 24 month or 30 month period.

  Our public stockholders shall be entitled to receive funds from the trust fund only in the event of our liquidation or if such stockholders seek to convert their respective shares into cash upon a business combination which such stockholder voted against and which is actually completed by us. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust fund. Any public stockholder who converts his stock into his share of the trust fund still has the right to exercise the class A warrants that he received as part of the units.

  In the event we do not succeed in effecting a business combination within the period required, we may seek stockholder approval of a majority of all of our then outstanding shares to continue in existence, including our existing stockholders. Following consummation of this offering, our principal stockholders, officers and directors will own 21.2% of our common stock, and all of our existing stockholders, officers and directors shall own in the aggregate
30% of our common stock.   If we receive such stockholder approval, we would

  - amend our Certificate of Incorporation to provide for a new dissolution date,

  -  release the proceeds from the trust fund, and

  - redeem all of our common stock held by public stockholders voting against such amendment, who shall receive in return their pro rata share of our total net proceeds.

  We would utilize the proceeds released from the trust fund to

  -  redeem those stockholders who voted against such amendment, and

  -  continue our operations.

The proceeds we placed in the trust fund could be considerably diminished from such redemption and may impede our ability to consummate a business combination or fulfill any of our then existing business plans. If we continue our existence, we may be required to receive loans from our existing stockholders or officers, a bank or other financial institution to pay our expenses and for general working capital purposes. We cannot assure you that we would be able to survive even if we receive stockholder approval for us to continue to exist.


Prior Involvement of Principals in Blank Check Companies

  Mr. Richard Frost, our Chairman and President, has been a principal of four companies that have completed offerings similar to this offering and executed business plans similar to our business plan. All four of such companies acquired an operating business, but in two of the four cases, the companies filed for bankruptcy within 18 months after completing their acquisitions. In one of the other two cases, the entity into which the company was subsequently merged filed for bankruptcy four years after the initial business combination. Investors in this offering will not acquire any ownership interest in any of these companies in which Mr. Frost or our other officers and directors have been involved. Certain information with respect to the prior business combinations that Mr. Frost has been involved is set forth below:

    Name of Blank Check
         Company/              Date of Initial     Date of Business     Nature of        Present
    Acquired Business          Public Offering       Combination        Business         Status
---------------------------------------------------------------------------------------------------
Frost Hanna Halpryn            February 9, 1993    May 31, 1994         Providing       Bankruptcy
Capital Group, Inc./                                                    physician       filing, July
Sterling Health Care                                                    contract        19, 1998 (1)
Group, Inc. and Sterling                                                management
Healthcare, Inc.                                                        services for
(subsequently merged into                                               hospital
FPA Medical Management,                                                 emergency
Inc.)                                                                   departments

Frost Hanna Acquisition        September 26, 1993  January 3, 1996      Operating       Bankruptcy
Group, Inc./LFS                                                         children's      filing,
Acquisition Corp. (Kids                                                 speciality      January 10,
Mart, Inc.)                                                             apparel         1997 (1)
                                                                        stores

Frost Hanna Mergers            March 21, 1994      September 23, 1996   Airline         Bankruptcy
Group, Inc./Pan American                                                industry        filing,
World Airways, Inc. (Pan                                                                February
Am Corporation)                                                                         26, 1998 (1)

Frost Hanna Capital Group,     October 16, 1997    August 24, 1999      Retail and      Quoted on
Inc./Gaines, Berland Inc.                                               institutional   OTC
(currently operating as                                                 securities      Bulletin
Ladenburg Thalmann                                                      brokerage       Board under
Financial Services Inc.)                                                firm,           the symbol
                                                                        providing       "LTS"
                                                                        investment
                                                                        banking and
                                                                        research
                                                                        services

_____________________
(1) None of our officers and directors were affiliated with such entity at the time of its bankruptcy.

     Frost Hanna Halpryn Capital Group, Inc.

     Frost Hanna Halpryn Capital Group, Inc. completed its initial public offering in February 1993, raising approximately $6.1 million in net proceeds. During May 1994, Frost Hanna Halpryn Capital Group completed a business combination with Sterling Healthcare Group, Inc., and Sterling Healthcare, Inc., a provider of physician contract management services for hospital emergency departments. Frost Hanna Halpryn Capital Group (which subsequently changed its name to Sterling Healthcare, Inc.) issued shares of its common stock constituting approximately 52% of its issued and outstanding common stock to the stockholders of the acquired businesses. Mr. Richard Frost resigned from his positions as an officer and director following the business combination in order to permit management of the company acquired in the transaction, purportedly familiar with the industry, to continue to operate the business. Mr. Frost received no salary or other compensation during his employment as an executive officer or his term as chairman of the board of directors, and received no benefits, other than health insurance. During October 1996, Sterling Healthcare completed a business combination with FPA Medical Management Inc., a provider of regional health care management services. FPA Medical Management, Inc. filed for bankruptcy under Chapter 11 of the United States Bankruptcy Code in July 1998. Mr. Frost recognized an aggregate profit of approximately $3,615,804 from the sale of stock he acquired in this company. Mr. Frost did not make any sales of the stock he owned in this company during the period that he served as an officer and director. Each of the sales was made after he had terminated his director and employment relationships with the company.


  Frost Hanna Acquisition Group, Inc.

  Frost Hanna Acquisition Group, Inc. completed its initial public offering in September 1993, raising approximately $6.5 million in net proceeds. During January 1996, Frost Hanna Acquisition Group completed a business combination with LFS Acquisition Corp., an operator of children's apparel stores. Frost Hanna Acquisition Group (which subsequently changed its name to Kids Mart, Inc.) issued shares of its common stock constituting approximately 62% of its issued and outstanding common stock to the stockholders of the acquired business. Mr. Richard Frost resigned from his position as an officer and director following the business combination in order to permit management of the company acquired in the transaction, purportedly familiar with the industry, to continue to operate the business. For the two years he served as chief executive officer of the company, Mr. Frost received salaries (inclusive of a car allowance) of $69,180 and $61,200. He received no compensation for serving as chairman of the board of directors and received no benefits from the company, other than health insurance. Kids Mart, Inc. filed for bankruptcy under Chapter 11 in January 1997. Mr. Frost recognized an aggregate profit of approximately $11,035 from the sale of stock he acquired in this company. Mr. Frost did not make any sales of the stock he owned in this company during the period that he served as an officer and director. Each of the sales was made after he had terminated his director and employment relationships with the company.


  Frost Hanna Mergers Group, Inc.

  Frost Hanna Mergers Group, Inc. completed its initial public offering in March 1994, raising approximately $10.1 million of net proceeds. During September 1996, Frost Hanna Mergers Group completed a business combination with Pan American World Airways, Inc., a low-fare full service airline. Frost Hanna Mergers Group (which subsequently changed its name to Pan Am Corporation) issued shares of its common stock constituting approximately 72% of its issued and outstanding common stock to the stockholders of the acquired business. Mr. Richard Frost resigned from his position as an officer following the business combination but remained on the board of directors until April 1997, approximately six months after the consummation of the initial business combination. For the two years he served as chief executive officer of the company, Mr. Frost received salaries (inclusive of a car allowance) of $108,000 and $81,000. He received no compensation for serving as chairman of the board of directors and received no benefits from the company, other than health insurance. Pan Am Corporation filed for bankruptcy under Chapter 11 in February 1998. Mr. Frost recognized an aggregate profit of approximately $470,039 from the sale of stock he acquired in this company. Mr. Frost did not make any sales of the stock he owned in this company during the period that he served as an officer and director. Each of the sales was made after he had terminated his director and employment relationships with the company.


  Frost Hanna Capital Group, Inc.

  Frost Hanna Capital Group, Inc. completed its initial public offering in October 1997, raising approximately $5.9 million of net proceeds. During August 1999, Frost Hanna Capital Group completed a business combination with Gaines, Berland Inc., a securities firm (currently Ladenburg Capital Management Inc.) and a wholly owned subsidiary of Ladenburg Thalmann Financial Services Inc. Frost Hanna Capital Group (currently Ladenburg Thalmann Financial Services Inc.) issued shares of its common stock constituting approximately 85% of its issued and outstanding common stock to the stockholders of the acquired business. Mr. Richard Frost resigned from his position of officer and director following the business combination in order to permit management of the company acquired in the transaction, purportedly familiar with the industry, to continue to operate the business. For the three years he served as chief executive officer of the company, Mr. Frost received salaries (inclusive of a car allowance) of $77,000, $132,000 and $88,000. He received no compensation for serving as chairman of the board of directors and received no benefits from the company, other than health insurance. Mr. Frost still owns all of his interest in this company.


  For each of the above companies, Mr. Frost initially served as the chairman of the board and chief executive officer. However, in each of the above companies, the company had other principals who played a significant role in the identification and evaluation of prospective businesses and the structuring of the completion of the business combinations effected by the four companies. We cannot predict to what extent Mr. Frost as the sole principal in this offering will impact our ability to attain our business objectives.




Competition

  In identifying, evaluating and selecting a target business, we expect to encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and/or other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. This inherent competitive limitation may give others an advantage in pursuing the acquisition of a target business. Further, our obligation to seek stockholder approval of a business combination may delay the completion of a transaction; and our obligation to convert into cash shares of common stock held by our eligible stockholders as described under "--Effecting a Business Combination--Conversion Rights," may reduce the resources available to us for a business combination or for other corporate purposes. Either of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us competitive advantage over privately-held entities having a similar business objective as us in acquiring a target business with significant growth potential on favorable terms.

Uncertainty of Competitive Environment of Target Business

  In the event that we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. In particular, certain industries which experience rapid growth frequently attract an increasingly larger number of competitors, including competitors with increasingly greater financial, marketing, technical and other resources than the initial competitors in the industry. The degree of competition characterizing the industry of any prospective target business cannot presently be ascertained. We cannot assure you that, subsequent to a business combination, we will have the resources to compete effectively, especially to the extent that the target business is in a high-growth industry.

Facilities

  We maintain our executive offices in approximately 800 square feet of space located at 1131 Spanish River Road, Boca Raton, Florida, 33432. We are not paying any rent for these facilities. We consider our current office space adequate for our current operations.

Employees

  Mr. Richard Frost and Ms. Grout are our sole employees. Neither of them are full time employees. Mr. Frost and Ms. Grout intend to only devote as much time as may be necessary to our affairs. As of March 2002, Ms. Grout has served as a part-time residential realtor for Coldwell Banker Residential Real Estate,
Inc.


Periodic Reporting and Audited Financial Statements

  We have registered our securities under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, we intend to furnish to our stockholders annual reports containing financial statements audited and reported on by our independent accountants.

  We will not acquire a target business if audited financial statements cannot be obtained for such target business. Additionally, our management will provide stockholders who acquired their shares of common stock subsequent to the date of this prospectus with audited financial statements, prepared in accordance with generally accepted accounting principles, of the prospective target business as part of the proxy solicitation materials sent such stockholders to assist them in assessing the target business. Our management believes that the requirement of having available audited financial statements for the target business will not materially limit the pool of potential target businesses available for acquisition.

Comparison to Rule 419

  The following table compares and contrasts the terms of our offering and the terms of an offering under Rule 419 assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms under a Rule 419 offering will apply to this offering.


                                        Terms of Our Offering                  Terms Under a Rule 419 Offering
                                  ----------------------------------      ----------------------------------------------
Escrow of Offering
   Proceeds.....................  $6,250,000 of the net offering          $5,872,500 of the offering proceeds
                                  proceeds will be deposited into a       would be required to be deposited into
                                  trust fund maintained by Fiduciary      either an escrow account with an
                                  Trust International of the South.       insured depositary institution or in a
                                                                          bank in a segregated trust account
                                                                          established by a registered broker-
                                                                          dealer.
Investment of Net
   Proceeds.....................  Proceeds will be invested in U.S.       Proceeds could be invested only in
                                  government securities or other          specified securities such as a money
                                  high-quality, short term interest-      market fund meeting conditions of the
                                  bearing investments.                    Investment Company Act of 1940 or in
                                                                          securities that are direct obligations of,
                                                                          or obligations guaranteed as to
                                                                          principal or interest by, the United
                                                                          States.
Trading of Securities
   Issued.......................  The units may commence trading          No trading of the units or the
                                  immediately on the date of this         underlying common stock and
                                  prospectus. The common stock and        warrants would be permitted until the
                                  class A warrants comprising the         completion of a business combination.
                                  units will begin to trade separately    During this period, the securities would
                                  on the 90th day after the date of       be held in the escrow or trust account.
                                  this prospectus unless Network 1
                                  Financial Securities, Inc. informs
                                  us of its decision to allow earlier
                                  separate trading provided we have
                                  filed with the SEC an audited
                                  balance sheet reflecting our receipt
                                  of the proceeds of this offering.
Exercise of the
   Warrants.....................  The warrants cannot be exercised        The warrants could be exercised prior
                                  until the later of the completion of    to the completion of a business
                                  a business combination or one year      combination, but securities received
                                  from the date of this prospectus,       and cash paid in connection with the
                                  and, accordingly, will only be          exercise would be deposited in the
                                  exercised after the trust fund has      escrow or trust account.
                                  been terminated and distributed.

                                        Terms of Our Offering                  Terms Under a Rule 419 Offering
                                  ----------------------------------      ----------------------------------------------
Fair Market Value of Target
   Business.....................  The target business must have a         No similar requirement under Rule
                                  fair market value of at least 80% of    419. However, upon the execution of
                                  our net assets at the time of           an agreement to acquire one or more
                                  acquisition, which would equal          businesses whose fair value represents
                                  $5,028,000 upon completion of this      at least $6,000,000 (80% of the
                                  offering.                               maximum offering proceeds, including
                                                                          proceeds received or to be received
                                                                          upon exercise or conversion of any
                                                                          securities offered), we would be
                                                                          required to file a post-effective
                                                                          amendment to this registration
                                                                          statement.
Election to Remain an
   Investor.....................  We will give our stockholders the       A prospectus containing information
                                  opportunity to vote on the business     required by the SEC would be sent to
                                  combination. In connection with         each investor. Each investor would be
                                  seeking such stockholder approval,      given the opportunity to notify the
                                  we will send each stockholder a         company whether he or she elects to
                                  proxy statement containing              remain a stockholder of the company.
                                  information required by the SEC. A      Such notification would have to be in
                                  stockholder following the               writing within a specified period. If the
                                  procedures described in this            company has not received such
                                  prospectus is given the right to        notification by the end of such period,
                                  convert his or her shares into his or   funds and interest, if any, held in the
                                  her pro rata share of the trust fund.   trust or escrow account would be
                                  However, a stockholder who does         returned to such stockholder.
                                  not follow these procedures or a
                                  stockholder who does not take any
                                  action would not be entitled to the
                                  return of any funds.
Business Combination
   Deadline.....................  A business combination must occur       If an acquisition has not been
                                  within 24 months after the              consummated within 18 months after
                                  completion of this offering or          the effective date of the initial
                                  within 30 months after the              registration statement, funds held in
                                  completion of this offering if a        the trust or escrow account would be
                                  letter of intent or definitive          returned to investors.
                                  agreement relating to a prospective
                                  business combination was entered
                                  into prior to the end of the 24
                                  month period. However, we can
                                  seek stockholder approval to
                                  continue our existence.

Release of Funds................  The proceeds held in the trust          The proceeds held in the escrow
                                  account will not be released until      account would not be released until the
                                  the earlier of the completion of a      earlier of the completion of a business
                                  business combination or our             combination or the failure to effect a
                                  liquidation upon failure to effect a    business combination within the
                                  business combination within the         allotted time.
                                  allotted time.

                                  Management

Executive Officers and Directors

  Our current executive officers and directors are:


  Name                         Age               Position
----------------------------------------------------------------------------
  Richard B. Frost             53     President and Chairman of the Board

  Richard C. Pfenniger, Jr.    46     Director

  Spencer J. Angel             35     Director

  Dianna Grout                 34     Secretary and Treasurer

______________

  Richard B. Frost has been our Chairman of the Board and President since our inception. Mr. Frost was the Chairman of the board of directors and Chief Executive Officer of Frost Hanna Capital Group, Inc., a company formed to seek to acquire an unidentified operating business, from the time of its inception in February 1996, until Frost Hanna Capital Group consummated a business combination with Gaines, Berland Inc. (currently Ladenburg Capital Management Inc.) in August 1999. Mr. Frost was the Chairman of the board of directors and Chief Executive Officer of Frost Hanna Mergers Group, Inc., a company formed to seek to acquire an unidentified operating business from October 1993, until Frost Hanna Mergers Group consummated a business combination with Pan American World Airways, Inc. Mr. Frost remained a member of the Pan Am Corporation board of directors until April 21, 1997. On February 26, 1998, Pan Am Corporation filed for bankruptcy under Chapter 11 of the United States Bankruptcy Code. Mr. Frost was the Chairman of the board of directors and Chief Executive Officer of Frost Hanna Acquisition Group, Inc., a company formed to seek to acquire an operating business from September 1993, until Frost Hanna Acquisition Group consummated a business combination with Kids Mart, Inc. in January 1996, at which time Mr. Frost resigned from such positions. On January 10, 1997, Kids Mart, Inc. filed for bankruptcy. From June 1992 to May 1994, Mr. Frost held similar positions at Frost Hanna Halpryn Capital Group, Inc., a company formed to seek to acquire an unidentified operating business, until such company's business combination with Sterling Healthcare Group, Inc. and certain of its affiliates in May 1994, at which time Mr. Frost resigned from such positions. In July 1998, FPA Medical Management, Inc., which combined with Sterling Healthcare in October 1996, filed for bankruptcy.

  Richard C. Pfenniger, Jr., has been a director since October 2000. Mr. Pfenniger has been Chief Executive Officer and Vice Chairman of Whitman Education Group, Inc., a publicly-traded company which provides career-oriented postsecondary education, since March 1997 and a director of such company since 1992. Since March 2002, he has served as a member of the board of directors of Continucare Corporation, a publicly-traded company which provides outpatient healthcare and home healthcare services exclusively in the Florida market. Mr. Pfenniger was Chief Operating Officer of IVAX Corporation, a publicly-traded pharmaceutical company, from 1994 to March 1997. He served as Senior Vice President -- Legal Affairs and General Counsel of IVAX from 1989 to 1994. Prior to joining IVAX, Mr. Pfenniger was engaged in private law practice.


  Spencer J. Angel, has been a director since October 2000. Mr. Angel has served as the President and Chief Executive Officer of Continucare Corporation, a publicly-traded company which provides outpatient healthcare and home healthcare services exclusively in the Florida market, since November 2, 1999. Prior to that time he served as its Executive Vice President and Chief Operating Officer since July 12, 1999, and he served as a member of its board of directors since September 30, 1999. Mr. Angel has served, since 1996, as director and President of Harter Financial, Inc., a diversified financial consulting firm. In 1999, Mr. Angel served as President and Chief Executive Officer of Medical Laser Technologies, Inc., a company that produces digital x-ray picture archiving and communications systems for cardiac catheterization labs. He was the Secretary, Treasurer and director of Autoparts Warehouse, Inc., an auto parts retail and service company, from September 1997 to January 1999. From December 1994 through August 1996, Mr. Angel was President of 5 East 41 Check Cashing Corp., a company engaged in the payroll service and armored car business. From November 1991 to 1994, Mr. Angel was an associate attorney with Platzer, Fineberg & Swergold, a law firm specializing in corporate financial reorganizations.

  Dianna Grout has been the Secretary and Treasurer since our inception. Since March 2002, Ms. Grout has served as a residential realtor for Coldwell Banker Residential Real Estate, Inc. Prior to her involvement with us, Ms. Grout performed investor relations services and served as office manager for Frost Hanna Capital Group, Inc. from September 1996 through May 1997 and from September 1997 through August 1999, at which time Frost Hanna Capital Group consummated a business combination with Gaines, Berland Inc. (currently Ladenburg Capital Management Inc.). Ms. Grout worked as a stockbroker at LH Ross, Inc. from June 1997 through August 1997. From August 1994 through September 1996, Ms. Grout performed investor relations services and served as officer manager for Frost Hanna Mergers Group, Inc. Frost Hanna Mergers Group consummated a business combination with Pan American World Airways, Inc. and on February 26, 1998, Pan Am Corporation filed for bankruptcy under Chapter 11 of the United States Bankruptcy Code. From May 1992 through August 1994, she was employed as a stockbroker for Barron Chase Securities, Inc. In her role as investor relations and office manager of each of Frost Hanna Capital Group and Frost Hanna Mergers Group, Ms. Grout communicated with the stockholders of each company, served as liaison between the accountants, attorneys and other professionals and each company, and oversaw the internal operations of each company. Ms. Grout graduated from the University of Florida in 1990 with a B.S. in Advertising.

  All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. Immediately prior to this offering, each of Mr. Pfenniger and Mr. Spencer will receive 8,900 class
A warrants.   Directors receive no other compensation for serving on our board other than reimbursement of reasonable out-of-pocket expenses incurred in attending meetings and other activities on our behalf. Officers are elected annually by and serve at the discretion of our board. There are no family relationships among our directors or officers. None of our officers or directors have any current or anticipated agreement, understanding or plan for any of them to either resign from or retain their positions as an officer and/or director following any business combination.


Executive Compensation

  Mr. Richard Frost and Ms. Grout were previously paid monthly salaries of $5,045 and $3,005, respectively. Since our inception on July 23, 1999 through December 31, 2001, we have paid Mr. Frost and Ms. Grout aggregate salaries of $114,990 and $75,402, respectively. Since we exhausted our financing in early June 2001, Mr. Frost extended us a loan in an aggregate amount equal to approximately $48,500 through a revolving line of credit to pay for our officers' salaries until September 2001 and our other operating expenses as such funds were needed. Mr. Frost forgave such amount in September 2001 and we treated such amount as a capital contribution to us. In February 2002, Mr. Frost funded us with an additional $17,500, $10,000 of which was used to pay accounting fees related to our 2000 audit and $7,500 of which was used to fund our general administrative expenses such as paying for utilities, health insurance and telephone expenses. Mr. Frost forgave the additional $17,500 in February 2002 and we treated such amount as a capital contribution to us. Since August 1, 2001, we have not paid Mr. Frost his salary. Although Mr. Frost did not perform services for us in August and September 2001, he has performed certain insignificant services for us after such time. Mr. Frost has contributed the value of such prior services, which aggregate $3,500 as of the date of this prospectus, and will contribute the value of any future services performed by him through the consummation of a business combination to the capital of the company. Since September 30, 2001, we have not paid Ms. Grout her salary and she has not performed services for us. Ms. Grout has also agreed to contribute the value of any future services performed by her through the consummation of a business combination to the capital of the company. We anticipate only paying for health insurance for our officers.


  Neither Mr. Frost nor Ms. Grout is required to commit his or her full time to
our affairs.   Mr. Frost and Ms. Grout have not entered into any employment agreements with us. In addition, Mr. Frost has purchased 135,054 shares of our common stock at a price of $.22 per share (after giving effect to both the merger effectuated on April 4, 2001 where each issued and outstanding share of Frost Capital Group, Inc., a Florida corporation, was converted into approximately .6723 shares of our common stock and an approximately .6696-for-one reverse split of our common stock effectuated on October 4, 2001)/2/, and will be granted 54,900 class A warrants immediately prior to this offering. Ms. Grout has purchased 18,007 shares of our common stock at a price of $.22 per share (after giving

-----------------

/2/    Since June 2001, Mr. Richard Frost has contributed an aggregate of
$69,500 to us ($66,000 of which was used to pay for our operating expenses and $3,500 of which was equal to the value of services Mr. Frost performed on our behalf). Therefore, the adjusted price for each share of our common stock he purchased is $.74 (the sum of the original purchase price of $30,000 and $69,500 contributed, divided by the 135,054 shares he received).

effect to the merger effectuated on April 4, 2001 and the reverse split on October 4, 2001), and will be granted 7,300 class A warrants immediately prior to this offering.

  We will reimburse our officers and directors for any out-of-pocket expenses incurred for activities on our behalf. There is no other limit on the amount of such reimbursable expenses and there will be no review of the reasonableness of such expenses by anyone other than our board, which includes one member who is an officer and who may seek reimbursement, or a court to the extent such expenses are challenged by a stockholder with proper grounds to institute such an action under Delaware law. We will not use any of the net proceeds deposited in trust to reimburse expenses.

  To the extent we do not have sufficient funds to pay our expenses as described above following the offering, we will attempt to obtain financing from Mr. Frost or our other existing stockholders or officers, a bank or other financial institution to pay such expenses. No party is required to provide us with any such financing. We cannot assure you that such financing or any future financing would be available on acceptable terms, if at all. Any financing by our existing stockholders, officers or directors, however, may not be made on terms more favorable than in an unaffiliated third party transaction. Any such financing may only be repaid after the consummation of a business combination
and the distribution of the trust proceeds.   In addition, and to the extent
necessary, our officers and directors have agreed that their reimbursable expenses may be accrued and not paid until a business combination is completed and the proceeds of the trust fund have been disbursed. Notwithstanding the foregoing, our officers and directors have agreed to contribute their reimbursable out-of-pocket expenses to us as additional paid-in capital after completion of the offering if paying or accruing their expenses would reduce our net tangible assets below $5,000,000 for purposes of the "penny stock" rules.

  Other than as provided above, no other compensation or fees of any kind, including finders' and consulting fees, will be paid to any of our existing officers, directors or stockholders who owned our common stock prior to this offering or any affiliates thereof for services rendered to us prior to or in
connection with the consummation of a business combination.   These persons also
will not receive any other payments or assets, tangible or intangible, unless all of our other stockholders receive such payments or assets on a proportionate basis. We also will not make any loans to our officers and directors.

Key Man Insurance

  We have not obtained "key man" life insurance policies on the life of either Mr. Richard Frost or Ms. Grout.

Advisory Committee

  The board has established an Advisory Committee to assist it in carrying out certain of its duties. The Advisory Committee is responsible for advising the board on and recommending potential business combinations. Dr. Phillip Frost, Marshal E. Rosenberg, Ph.D. and Mr. Alan Freeman are the only members of the Advisory Committee. Currently, each member also beneficially owns shares of our common stock. The members receive no compensation for serving on the Advisory Committee.

  Dr. Phillip Frost has served as the Chairman of the board of directors and Chief Executive Officer of IVAX Corporation since 1987. He served as the President of IVAX Corporation from July 1991 until January 1995. Since May 7, 2001, Mr. Frost has served as a member of the board of directors of Ladenburg Thalmann Financial Services Inc. He was the Chairman of the Department of Dermatology at Mt. Sinai Medical Center of Greater Miami, Miami Beach, Florida from 1972 to 1990. Dr. Frost was Chairman of the board of directors of Key Pharmaceuticals, Inc. from 1972 to 1986 and Vice Chairman of the board of directors of North American Vaccine, Inc. (vaccine research and development) from 1989 to 2000. He is Chairman of the board of directors of Whitman Education Group, Inc. (proprietary education) and a director of Northrop Grumman Corp. (aerospace). He is Vice Chairman of the board of trustees of the University of Miami and a member of the Board of Governors of the American Stock
Exchange.


  Marshal E. Rosenberg, Ph.D. has been the President, Chairman of the board of directors and sole shareholder of The Marshal E. Rosenberg Organization, Inc. (Miami, Florida), a firm engaged in the sale of life, health and disability insurance, during the last forty years. Dr. Rosenberg had been a member of the board of directors of Frost Hanna Capital Group, Inc. from the time of its inception in February 1996, until it consummated a business combination with Gaines, Berland Inc. (currently Ladenburg Capital Management Inc.) in August 1999. Dr. Rosenberg was the Vice President, Treasurer and a member of the board of directors of Frost Hanna Mergers Group, Inc. from October 1993 until it consummated a business combination with Pan American World Airways,

Inc. in September 1996. On February 26, 1998, Pan Am Corporation filed for bankruptcy under Chapter 11 of the United States Bankruptcy Code. Dr. Rosenberg was the Vice President, Treasurer and a member of the board of directors of Frost Hanna Acquisition Group, Inc. from April 1993 until it consummated a business combination with Kids Mart, Inc. in January 1996, at which time he resigned from such positions. On January 10, 1997, Kids Mart, Inc. filed for bankruptcy. Dr. Rosenberg was a director of Frost Hanna Halpryn Capital Group, Inc. from June 1992 until it consummated a business combination with Sterling Healthcare Group, Inc. in May 1994. Dr. Rosenberg remained a member of the Sterling Healthcare Group, Inc. board of directors for eleven months after the business combination before he resigned from such position. In July 1998, FPA Medical Management, Inc., which combined with Sterling Healthcare in October 1996, filed for bankruptcy. Dr. Rosenberg is an investor in numerous private enterprises, engaged in, among other things, real estate development and retail sales. Dr. Rosenberg is also a trustee of the Mt. Sinai Medical Center and of the Miami Heart Research Institute, each a non-profit organization, and is currently a director of Interfoods of America, Inc., a publicly-traded company. He served as a member of the board of directors and member of the Executive Committee of the former Intercontinental Bank, Miami, Florida. Dr. Rosenberg also is a member of the faculty at the University of Miami School of Business, although he is currently inactive.

  Alan L. Freeman has been a partner in the accounting firm of Freeman, Buczyner & Gero CPA since 1991. Mr. Freeman was formerly a partner with Deloitte & Touche L.L.P. Mr. Freeman also currently serves as a member of the board of directors and the Chairman of the Audit Committee for Hemisphere National Bank. Mr. Freeman had been a member of the board of directors of Frost Hanna Capital Group, Inc. from July 1998 until it consummated a business combination with Gaines, Berland Inc. (currently Ladenburg Capital Management Inc.) in August 1999. He also served as a member of the board of directors and Chairman of the Audit Committee for Allstate Financial Corporation, Miami, Florida, from approximately November 1996 until May 1998.

Conflicts of Interest

  Potential investors should be aware of the following potential conflicts of interest:

     - None of our officers and directors are required to commit their full time to our affairs and, accordingly, such persons may have conflicts of interest in allocating management time among various business activities.

     - In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Such persons may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

     - Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.


     - Since our directors own shares of our common stock which will be released from escrow only if a business combination is successfully completed, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, completing a business combination timely and securing the release of their stock. Even though our Advisory Committee was established to provide advice and guidance on potential business combination, our board has total discretion in determining the fair market value of a target business and whether a target business is suitable for a proposed business combination.

     In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities meeting the below-listed criteria to such corporation. Under Delaware law, officers and directors generally are required to bring business opportunities to the attention of such corporation if:

     - such corporation could financially undertake the opportunity;

     - the opportunity is within the corporation's line of business; and

     - it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of such corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

     In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, until the earlier of a business combination or our liquidation, each of our officers and directors have agreed in principle to present to us for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law.

     In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock which were owned prior to this offering in accordance with the vote of the public stockholders owning a majority of the shares of our outstanding common stock. In addition, such stockholders have agreed to waive their respective rights to participate in any liquidation distribution but only with respect to those shares of common stock acquired by such persons prior to this offering.

                            Principal Stockholders

     The following table sets forth information regarding the beneficial ownership of our common stock as of April 15, 2002 (after giving effect to both the merger effective on April 4, 2001 where each issued and outstanding share of Frost Capital Group, Inc., a Florida corporation, was converted into approximately .6723 shares of our common stock and an approximately .6696-for-one reverse split of our common stock effectuated on October 4, 2001), and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (excluding the exercise of the underwriters' over-allotment option), by each person known by us to be the owner of more than 5% of the outstanding shares of common stock.


     The definition of beneficial ownership includes securities which may be acquired by a person within 60 days from the date on which beneficial ownership is to be determined upon the exercise of options, warrants or convertible securities. None of the persons named in the table own any options, warrants, or convertible securities.

     Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

                                                                      Approximate Percentage
                                                                    of Outstanding Common Stock
                                             Amount and          ------------------------------
                                        Nature of Beneficial           Before          After
 Name and Address of Beneficial Owner        Ownership                Offering       Offering
--------------------------------------       ---------             --------------  -------------
Dr. Phillip Frost                             135,054                  25.2%           7.6%
4400 Biscayne Boulevard
Miami, Florida 33137

Marshal E. Rosenberg, Ph.D.                    45,018                   8.4%           2.5%
The Marshall Rosenberg Organization, Inc.
9350 S. Dixie Highway -- Suite 1530
Miami, Florida 33156

     The following table sets forth information regarding the beneficial ownership of our common stock as of April 15, 2002, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (excluding the exercise of the underwriters' over-allotment option), by:


     -  each of our officers and directors; and

     -  all our officers and directors as a group.

     None of the persons named in the table own any options, warrants, or convertible securities, except that Mr. Richard Frost, Mr. Pfenniger, Mr. Spencer and Ms. Grout will receive an aggregate of 80,000 class A warrants immediately prior to this offering. See "Certain Transactions." The table does not include shares issuable upon exercise of class A warrants since such warrants will not be exercisable until the completion of a business combination.

     Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

                                                                 Approximate Percentage
                                                               of Outstanding Common Stock
                                             Amount and       ----------------------------
                                        Nature of Beneficial      Before          After
 Name and Address of Beneficial Owner        Ownership           Offering       Offering
--------------------------------------       ---------        --------------  -------------
Richard B. Frost                             135,054               25.2%           7.6%
1131 Spanish River Road
Boca Raton, Florida 33432

Richard C. Pfenniger, Jr.                     22,509                4.2%           1.3%
4400 Biscayne Boulevard
Miami, Florida 33137

                                                                 Approximate Percentage
                                                               of Outstanding Common Stock
                                             Amount and       ----------------------------
                                        Nature of Beneficial      Before          After
 Name and Address of Beneficial Owner        Ownership           Offering       Offering
--------------------------------------       ---------        --------------  -------------
Spencer J. Angel
80 Southwest 8th Street                         22,509             4.2%           1.3%
Miami, Florida 33131

Dianna Grout
1131 Spanish River Road                         18,007             3.4%           1.0%
Boca Raton, Florida 33432

All Officers and Directors
as a Group (4 persons)                         198,079            37.0%          11.1%
--------------------------------------
* less than 1%


     The shares of our common stock and warrants owned prior to the date of this prospectus by:

     -  all of our executive officers and directors and their affiliates; and

     - all persons owning 5% or more of our currently outstanding shares of common stock,

representing in the aggregate approximately 70.6% of the outstanding common stock and all of the outstanding warrants immediately prior to this offering, will be placed in escrow with American Stock Transfer & Trust Company, as escrow agent, until the earlier of:

     -  six months following the completion of a business combination; or

     -  our liquidation.

     During the escrow period, such persons will not be able to sell their securities, but will retain all other rights as our stockholders, including, without limitation, the right to vote such shares of common stock. All other existing stockholders have agreed not to sell their respective shares of common stock owned by such stockholders prior to this offering until the completion of a business combination. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by such existing stockholders prior to the date of this prospectus.

     Mr. Richard Frost may be deemed to be our "parent" and "promoter", as such terms are defined under the Federal securities laws.

     Upon completion of this offering, our existing stockholders, which includes all of our officers and directors, collectively, will beneficially own approximately 30% of the then issued and outstanding shares of our common stock. These stockholders may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

     In addition, principal stockholders, management and other affiliates may purchase shares included in units in this offering and following this offering in the open market, which would enhance their control over us. There are no current plans for such acquisitions but no limit on the number of shares they may purchase.

                             Certain Transactions

     Prior to the date of this prospectus, we issued an aggregate of 198,079 shares of our common stock, in the amounts, at the purchase price and to the persons listed below (after giving effect to both the merger resulting in each issued and outstanding share of Frost Capital Group, Inc., a Florida corporation, being converted into approximately .6723 shares of our common stock and an approximately .6696-for-one reverse split of our common stock effectuated on October 4, 2001):

                               Number      Aggregate
                                 of     Purchase Price
         Name                  Shares     (Per Share)       Relationship to Us
---------------------------- ---------- ---------------- ----------------------
Richard B. Frost............   135,054     $30,000        Our Chairman of the
                                             ($.22)/3/    Board and President.

Richard C. Pfenniger, Jr. ..    22,509     $15,500        One of our directors
                                             ($.69)

Spencer J. Angel............    22,509     $15,500        One of our directors
                                             ($.69)

Dianna Grout................    18,007     $ 4,000        Our Secretary and
                                             ($.22)       Treasurer

     We have agreed that immediately prior to the date of the prospectus, we will issue class A warrants to purchase an aggregate of 80,000 shares of common stock to the following directors and officers (after giving effect to the merger and reverse split):

                                                          Number of Shares
                                                          of Common Stock
                                                          Underlying Class A
                         Name                                 Warrants
--------------------------------------------------------  ------------------
Richard B. Frost.......................................         54,900

Richard C. Pfenniger, Jr. .............................          8,900

Spencer J. Angel.......................................          8,900

Dianna Grout...........................................          7,300

These warrants will be issued in consideration for future services to be rendered by such persons on our behalf. Such class A warrants and the common stock and warrants underlying such class A warrants will be registered under the registration statement of which this prospectus forms a part. Such class A warrants will be identical to the warrants offered in this offering.

     Since our inception, we received $353,000 from the sale of our common stock, which was used to fund our operations. Mr. Richard Frost and Ms. Grout were previously paid monthly salaries of $5,045 and $3,005, respectively, for operating our business. Since our inception on July 23, 1999 through December 31, 2001, we have paid Mr. Frost and Ms. Grout aggregate salaries of $114,990 and $75,402, respectively. Through December 31, 2001, we have incurred net losses of approximately $406,000 related to our formation expenses, payment of salaries to Mr. Frost and Ms. Grout, leasehold expenses and preparations in connection with this offering (excluding amounts paid to the underwriters as a result of this offering). Since we exhausted our financing in early June 2001, Mr. Frost extended us a loan in an aggregate amount equal to approximately $48,500 through a revolving line of


_____________________

  /3/ Since June 2001, Mr. Richard Frost has contributed an aggregate of $69,500 to us ($66,000 of which was used to pay for our operating expenses and $3,500 of which was equal to the value of services Mr. Frost performed on our behalf). Therefore, the adjusted price for each share of our common stock he purchased is $.74 (the sum of the original purchase price of $30,000 and $69,500 contributed, divided by the 135,054 shares he received).

credit to pay for our officers' salaries until September 2001 and our other operating expenses as such funds were needed. Mr. Frost forgave such amount in September 2001 and we treated such amount as a capital contribution to us. In February 2002, Mr. Frost funded us with an additional $17,500, $10,000 of which was used to pay accounting fees related to our 2000 audit and $7,500 of which was used to fund our general administrative expenses such as paying for utilities, health insurance and telephone expenses. Mr. Frost forgave the additional $17,500 in February 2002 and we treated such amount as a capital contribution to us. Since August 1, 2001, we have not paid Mr. Frost his salary. Although Mr. Frost did not perform services for us in August and September 2001, he has performed certain insignificant services for us after such time. Mr. Frost has contributed the value of such prior services, which aggregate $3,500 as of the date of this prospectus, and will contribute the value of any future services performed by him through the consummation of a business combination to the capital of the company. Since September 30, 2001, we have not paid Ms. Grout her salary and she has not performed services for us. Ms. Grout has also agreed to contribute the value of any future services performed by her through the consummation of a business combination to the capital of the company. We anticipate only paying for health insurance for our officers. Neither Mr. Frost nor Ms. Grout is required to commit his or her full time to our affairs.

     We will reimburse our officers and directors for any reasonable out-of-pocket business expenses. There is no other limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will only be reviewed by our board and may be reviewed by a court to the extent such expenses are challenged by a stockholder with proper grounds to institute such an action under Delaware law. We will not use any of the net proceeds deposited in trust to reimburse expenses unless we accrued such expenses and a business combination has been consummated. If we require more than the net proceeds not deposited in trust for operations, our officers and directors have agreed to allow their reimbursable expenses to accrue until we complete a business combination and the trust fund proceeds are released. We may also attempt to obtain financing from Mr. Frost or our other existing stockholders or officers, a bank or other financial institution. No party is required to provide any such financing. Any loans from our existing stockholders, officers or directors, however, may not be made on terms more favorable than in an unaffiliated third party transaction. Our officers and directors have agreed to contribute their reimbursable out-of-pocket expenses to us as additional paid-in capital after consummation of the offering if paying or accruing their expenses would reduce our net tangible assets below $5,000,000.

     Other than Mr. Frost's and Ms. Grout's salaries previously paid and reimbursable out-of-pocket expenses payable to our officers and directors, the class A warrants described above and interest that may accrue on any future loan received by us, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our existing officers, directors or stockholders who owned our common stock prior to this offering or any affiliates thereof for services rendered to us prior to or with respect to the business combination.

     Richard Pfenniger is our director and also Chief Executive Officer and Vice Chairman of Whitman Education Group, Inc., in which Dr. Phillip Frost is a 30.5% beneficial stockholder and Chairman of the Board. Since March 2002, Mr. Pfenniger also serves as a director of Continucare Corporation, in which Dr. Phillip Frost is a 50.4% beneficial stockholder (inclusive of unexercised stock options). Spencer Angel is a director and also President, Chief Executive Officer and Chief Operating Officer of Continucare Corporation, in which Dr. Phillip Frost is a 50.4% beneficial stockholder (inclusive of unexercised stock options). Richard Frost, our Chairman of the Board and President, is the nephew of Dr. Phillip Frost. Dr. Phillip Frost is a 25.2% holder of our common stock prior to this offering and will be a 7.6% holder following this offering.


     All ongoing transactions between us and any of our officers and directors or their respective affiliates, as well as any future transactions, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and will require prior approval in each instance by a majority of the members of our board who do not have an interest in the transaction.

     We will not make any loans to our officers or directors following this offering. We also will not borrow funds for the purpose of making payments to our officers, directors, promoters, management or their affiliates or associates, except for the loan previously received by us from Mr. Frost prior to the consummation of the offering; provided, however, if we do not have sufficient funds for general working capital purposes following consummation of the offering, we may receive loans from any of our existing stockholders, officers, or a bank or other financial institution or we may accrue expenses, as described above.

                           Description of Securities

     In this offering, we are issuing 1,250,000 units for a purchase price of $6.00 per unit. Each unit consists of one share of common stock and one class A warrant. The following table sets forth the exercise price and issuance terms of the warrant components which may be issued to investors in this offering:


Security            Amount    Exercisable Into              Exercise Price
--------            ------    ----------------              --------------
Class A warrant    1,250,000  one share of common stock
                              one class B warrant           $5.25

Class B warrant    1,250,000  one share of common stock
                              one class C warrant           $7.50

Class C warrant    1,250,000  one share of common stock     $9.75


General

     We are authorized to issue 100,000,000 shares of common stock, par value $.0001, and 5,000 shares of preferred stock, par value $.0001. As of the date of this prospectus, 535,717 shares of common stock are outstanding, held of record by 23 persons. No shares of preferred stock are currently outstanding.

Units

     Each unit consists of one share of common stock and one class A warrant. Each class A warrant entitles the holder to purchase one share of common stock and one class B warrant. The common stock and class A warrants will begin to trade separately on the 90th day after the date of this prospectus unless Network 1 Financial Securities, Inc. informs us of its decision to allow earlier separate trading, provided that in no event can the common stock and class A warrants be traded separately until we have filed with the SEC an audited balance sheet reflecting our receipt of the proceeds of this offering. We expect to file such audited balance sheet upon the consummation of this offering.


Common Stock

     Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and three of our directors who own shares, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the vote of the public stockholders owning a majority of the shares of our outstanding common stock. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors. Additionally, our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders. For purposes of this offering, shares included in units and any other shares purchased following this offering in the open market acquired by our stockholders, officers and directors shall be treated for all purposes in the same manner as shares owned by, and shall be deemed to be shares owned by, public stockholders. We will proceed with the business combination only if the public stockholders, who own at least a majority of the shares of common stock sold in this offering or in the open market following this offering, vote in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise conversion rights discussed below. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive dividends when, as and if declared by our board out of funds legally available. In the event of our liquidation, dissolution or winding up, our stockholders, except as noted in the next sentence, are entitled to share ratably in the trust fund, inclusive of any interest, and any net assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. In the event of any liquidation, dissolution or winding up, our existing stockholders have agreed to waive their rights to share in any such distribution with respect to common stock owned prior to the offering. Our stockholders have no conversion, preemptive or other subscription rights and there are no redemption provisions applicable to the common stock, except that each public stockholder has the right to have his or her shares of common stock converted to cash equal to his or her pro rata share of the trust fund if such stockholder votes against the business combination and the business combination is approved and completed. Any public stockholder who converts his stock into his share of the trust fund still has the right to exercise the class A warrants that he received as part of the units. All of the outstanding shares of common stock are, and the shares of common stock included in the units, when issued and paid for as set forth in this prospectus, will be, fully paid and nonassessable.

Preferred Stock

     Our certificate of incorporation authorizes the issuance of 5,000 shares of a blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust fund, or which votes as a class with the common stock on a business combination. We may issue some or all of such shares to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

     Each class A warrant entitles the registered holder to purchase one share of our common stock and one class B warrant at a price of $5.25, subject to adjustment as discussed below, at any time commencing on the later of:

     - the completion of a business combination; or

     - one year from the date of this prospectus,

and ending at 5:00 p.m., New York City time, six years from the date of this prospectus, at which time the class A warrants will expire.

     The class B warrants are not issuable until the class A warrants are exercised. Each class B warrant, if and when issued, entitles the registered holder to purchase one share of our common stock and one class C warrant at a price of $7.50, subject to adjustment as discussed below, at any time commencing on the later of:

     - the completion of a business combination; or

     - one year from the date of this prospectus,

and ending at 5:00 p.m., New York City time, six years from the date of this prospectus, at which time the class B warrants will expire.

     The class C warrants are not issuable until the class B warrants are exercised. Each class C warrant, if and when issued, entitles the registered holder to purchase one share of our common stock at a price of $9.75 per share, subject to adjustment as described below, at any time commencing on the later of:

     - the completion of a business combination; or

     - one year from the date of this prospectus,

and ending at 5:00 p.m., New York City time, six years from the date of this prospectus, at which time the class C warrants will expire.

     We may call the class A warrants, the class B warrants and the class C warrants for redemption, each as a class,

     -    in whole and not in part,

     - at our option and with the prior consent of Network 1 Financial Securities, Inc.,


     - at a price of $.05 per warrant at any time after the warrants become exercisable, which is the later of

          -    the completion of a business combination; or

          -    one year from the date of this prospectus, and

     - upon not less than 30 days' prior written notice to each warrantholder.

provided that the reported last sale price of the common stock equals or exceeds $8.50 per share with respect to the class A warrants, $10.50 per share with respect to the class B warrants, and $12.00 per share with respect to the class C warrants, for the 20 consecutive trading days ending on the third business day
prior to the notice of redemption to warrantholders.   Our redemption right will
terminate on 5:00 p.m., New York City time, six years from the date of this prospectus, at which time all of the warrants will expire if not previously exercised. The warrantholders shall have exercise rights until the close of business on the date specified for redemption in the notice provided to them. After such time, they will forfeit their conversion rights.

     The warrants will be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us. Reference is made to said warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

     The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

     The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrantholders do not have

     -    the rights or privileges of holders of common stock, and

     - any voting rights until they exercise their warrants and receive common stock.

After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

     No warrants will be exercisable unless at the time of exercise the prospectus relating to the securities issuable upon exercise of such warrants is current and such securities have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of such warrants. We have agreed to meet these conditions and to maintain a current prospectus relating to securities issuable upon exercise of the warrants until the expiration of the warrants, under the terms of the warrant agreement. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the securities issuable upon the exercise of the warrants is not current or if such securities are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

     No fractional shares will be issued upon exercise of the warrants. However, if a warrantholder exercises all warrants then owned of record by him, we will pay to such warrantholder, in lieu of the issuance of any fractional share which is otherwise issuable to such warrantholder, an amount in cash based on the market value of the common stock on the last trading day prior to the exercise date.

Dividends

     We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

     The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.

Shares Eligible for Future Sale

     General

     Upon the completion of this offering, we will have 1,785,717 shares of common stock outstanding, or 1,973,217 shares if the underwriters' over-allotment option is exercised in full. Of these shares, the 1,250,000 shares sold in this offering, or 1,437,500 shares in the event of the exercise of the over-allotment option, will be freely tradeable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 535,717 shares are restricted securities under Rule 144, in that such shares were issued in private transactions not involving a public offering. All of these shares, however, are immediately eligible for resale under Rule
144. Notwithstanding this:

     - our existing directors, officers and stockholders who own 5% or more of our outstanding common stock have agreed not to sell their respective shares of common stock acquired prior to the date of this prospectus prior to six months following the completion of a business combination; and

     - our other existing stockholders have agreed not to sell their respective shares of common stock acquired prior to the date of this prospectus prior to the occurrence of a business combination.

     Rule 144

     In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

     - 1% of the number of shares of common stock then outstanding, which will equal 17,857 shares immediately after this offering (not assuming exercise of the underwriters' over-allotment option); and

     - the average weekly trading volume of the common stock on The Nasdaq Stock Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

     Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

     Rule 144(k)

     Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

                                 Underwriting

     In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Network 1 Financial Securities, Inc. is acting as representative, have severally, and not jointly, agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite their respective names below:


Underwriters                                                 Number of Units
---------------------------------------------------------    ---------------

Network 1 Financial Securities, Inc.......................

                                                             ===============

          Total...........................................         1,250,000
                                                             ===============

     A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Pricing of Securities

     We have been advised by the representative that the underwriters propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. They may allow some dealers who are members of the National Association of Securities Dealers, Inc. ("NASD"), and some foreign dealers, concessions not in excess of $_____ per unit and such dealers may reallow a concession not in excess of $_____ per unit to other dealers who are members of the NASD and to some foreign dealers. Upon completion of this offering, the offering price, the concession to selected dealers and the reallowance to other dealers may be changed by the representative. In accordance with Rule 2720(l) of the NASD Conduct Rules, there will be no discretionary sales by any of the underwriters. Before this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying such units, include the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of such companies, our prospects for acquiring an operating business at attractive values, our capital structure, an assessment of our management and their experience in identifying operating companies, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant. However, although such factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.


Over-Allotment Option

     We have also granted to the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts and the non-accountable expense allowance, up to an aggregate of 187,500 additional units for the sole purpose of covering over-allotments, if any. The underwriters may exercise that option if the underwriters sell more units than the total number set forth in the table above. If any units underlying the option are purchased, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

Commissions and Discounts

     The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

                             Per unit        With option      Without option

Public offering price          $6.00

Discount                       $0.60

Proceeds before expenses       $5.40

     We have agreed to pay to the representative an expense allowance on a non-accountable basis equal to 3% of the gross proceeds derived from the sale of the units offered in this offering (including exercise of the underwriters' over-allotment option described above). We paid an advance on this allowance in the amount of $25,000.

Purchase Option

     We have agreed to sell to the representative, for an aggregate of $100, an option to purchase up to an aggregate of 125,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants contained in this option expire five years from the date of this prospectus. This option is exercisable initially at $6.60 per unit commencing on the later of the completion of a business combination with a target business or one year from the date of this prospectus and expiring five years from the date of this prospectus. The option may not be transferred, sold, assigned or hypothecated during the one-year period following the date of this prospectus, except to underwriters and selected dealers and to officers and partners of the underwriters or the selected dealers. The option grants to holders demand and "piggy back" rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

Warrant Solicitation Fee

     We have engaged the representative, on a non-exclusive basis, as our agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the SEC, we have agreed to pay the representative for bona fide services rendered a commission equal to 5% of the exercise price for each warrant exercised more than one year after the date of this prospectus if the exercise was solicited by the underwriters. In addition to soliciting, either orally or in writing, the exercise of the warrants, such services may also include disseminating information, either orally or in writing, to warrantholders about us or the market for our securities, and assisting in the processing of the exercise of warrants. No compensation will be paid to the representative upon the exercise of the warrants if:

     - the market price of the underlying shares of common stock is lower than the exercise price;

     - the holder of the warrants has not confirmed in writing that the underwriters solicited such exercise;

     -    the warrants are held in a discretionary account;

     -    the warrants are exercised in an unsolicited transaction; or

     - the arrangement to pay the commission is not disclosed in the prospectus provided to warrantholders at the time of exercise.

Regulatory Restrictions on Purchase of Shares

     Rules of the SEC may limit the ability of the underwriters to bid for or purchase shares before the distribution of the shares is completed. However, the underwriters may engage in the following activities in accordance with the rules:

     - Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

     - Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in the shares by selling more shares than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing shares in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

     - Penalty Bids. If the representative purchases shares in the open market in a stabilizing transaction or syndicate coverage transaction, it may reclaim a selling concession from the underwriters and selling group members who sold those shares as part of this offering.

     Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of the securities if it discourages resales of the securities.

     Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

     Until the successful consummation of a business combination, we have granted the representative the right to have its designee or representative present at all meetings of our board of directors. Such designee will be entitled to the same notices and communications sent by us to our directors and to attend directors' meetings, but will not have voting rights. The representative has not named such designee as of the date of this prospectus.

     Although they are not obligated to do so, the underwriters may introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. We are not under any contractual obligation to engage the underwriters to provide any services for us after completion of this offering, but if we do, we may pay the underwriters a finder's fee or other compensation.

     We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect. We have also agreed to the payment of a one-time fee of $5,000 payable to counsel for the underwriters upon the consummation of this offering for the preparation of a secondary market trading survey.








                                 Legal Matters

     The validity of the securities offered in this prospectus are being passed upon for us by Akerman, Senterfitt & Eidson, P.A., Miami, Florida. Graubard Miller, New York, New York, is acting as counsel for the underwriters in this offering. Certain attorneys employed by Akerman, Senterfitt & Eidson, P.A. beneficially own shares of our common stock.

                                    Experts

     The financial statements as of and for the years ended December 31, 2001 and 2000 and the periods July 23, 1999 through December 31, 1999 and July 23, 1999 through December 31, 2001 included in this prospectus have been audited by Richard A. Eisner & Company, LLP, independent certified public accountants, as indicated in their report (which included explanatory language concerning substantial doubt about our ability to continue as a going concern) with respect to such financial statements, and are included in this prospectus in reliance upon the report of said firm given upon authority of said firm as experts in accounting and auditing.

                   Where You Can Find Additional Information

     We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits can be inspected and copied at the SEC's public reference room at:

     Room 1024, Judiciary Plaza,
     450 Fifth Street, N.W.,
     Washington, D.C. 20549-1004,

and at the SEC regional office located at:

     Northwest Atrium Center,
     500 West Madison Street, 14th Floor,
     Chicago, Illinois 60661

     The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

FROST CAPITAL GROUP, INC.
(a development stage company)


Contents

                                                                                                           Page
                                                                                                           ----
Financial Statements

   Independent auditors' report                                                                            F-3

   Balance sheets as of December 31, 2001 and 2000                                                         F-4

   Statements of operations for the years ended December 31, 2001, 2000 and the periods July 23, 1999
      (inception) through December 31, 1999 and July 23, 1999 (inception) through December 31, 2001        F-5

   Statements of stockholders' equity for the years ended December 31, 2001, 2000 and the period
      July 23, 1999 (inception) through December 31, 1999                                                  F-6

   Statements of cash flows for the years ended December 31, 2001, 2000 and the periods July 23, 1999
      (inception) through December 31, 1999 and July 23, 1999 (inception) through December 31, 2001        F-7

   Notes to financial statements                                                                           F-8

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Frost Capital Group, Inc.
Boca Raton, Florida


We have audited the accompanying balance sheets of Frost Capital Group, Inc. (a development stage company) as of December 31, 2001 and 2000 and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 2001, 2000, and the periods July 23, 1999 (inception) through December 31, 1999, and July 23, 1999 (inception) through December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements enumerated above present fairly, in all material respects, the financial position of Frost Capital Group, Inc. as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years ended December 31, 2001, 2000, and the periods from July 23, 1999 (inception) through December 31, 1999, and July 23, 1999 (inception) through December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has devoted its efforts to raising capital, has not commenced operations and has experienced net losses that raise substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regard to these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


New York, New York
March 20, 2002

FROST CAPITAL GROUP, INC.
(a development stage company)

Balance Sheets

                                                                                                          December 31,
                                                                                                  ----------------------------
                                                                                                       2001           2000
                                                                                                  ------------    ------------
ASSETS
Current assets:
   Cash                                                                                           $      2,416    $    125,060
                                                                                                                  ------------

Furniture and equipment                                                                                                  9,000
Less accumulated depreciation                                                                                           (2,998)
                                                                                                                  ------------

Net furniture and equipment                                                                                              6,002
                                                                                                                  ------------

Deferred registration costs                                                                            152,223
                                                                                                  ------------

                                                                                                  $    154,639    $    131,062
                                                                                                  ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
   Current liabilities:
      Accounts payable and accrued expenses (including $3,000 to an officer)                      $    130,882    $      1,354
                                                                                                  ------------    ------------

Stockholders' equity:
   Capital stock $.0001 par value per share:
     Preferred stock; authorized 5,000 shares; none issued
     Common stock; authorized 100,000,000 shares; 535,717 shares issued and outstanding                     54              54
   Additional paid-in capital                                                                          429,946         381,446
   Deficit accumulated during the development stage                                                   (406,243)       (251,792)
                                                                                                  ------------    ------------

        Total stockholders' equity                                                                      23,757         129,708
                                                                                                  ------------    ------------

                                                                                                  $    154,639    $    131,062
                                                                                                  ============    ============

See notes to financial statements

FROST CAPITAL GROUP, INC.
(a development stage company)

Statements of Operations

                                                                                                          July 23, 1999
                                                                          Year Ended                   (Inception) Through
                                                                         December 31,                     December 31,
                                                                ------------------------------    ----------------------------
                                                                     2001             2000             1999           2001
                                                                --------------    ------------    ------------    ------------
General and administrative expenses:
   Payroll                                                      $       68,227    $     94,932    $     30,233    $    193,392
   Other                                                                63,488          84,383          17,446         165,317
   Compensation to members of the board
      of directors                                                                      29,000                          29,000
   Fees to former underwriter                                           25,000                                          25,000
                                                                --------------    ------------    ------------    ------------

                                                                       156,715         208,315          47,679         412,709
                                                                --------------    ------------    ------------    ------------

Loss before other income                                              (156,715)       (208,315)        (47,679)       (412,709)

Other income:
   Dividend income                                                       1,536           2,663           1,539           5,738
   Gain on sale of equipment                                               728                                             728
                                                                --------------    ------------    ------------    ------------

Net loss                                                        $     (154,451)   $   (205,652)   $    (46,140)   $   (406,243)
                                                                ==============    ============    ============    ============

Net loss per share - basic                                          $(.29)            $(.48)          $(.10)
                                                                    =====             =====           =====

Weighted average number of common shares
   outstanding - basic                                              535,717          432,819         452,673
                                                                    =======          =======         =======

See notes to financial statements

FROST CAPITAL GROUP, INC.
(a development stage company)

Statements of Stockholders' Equity

                                                                                                    Deficit
                                                                                                  Accumulated
                                                                                  Additional       During the
                                                             Common Stock           Paid-in       Development
                                                          -------------------
                                                           Shares      Amount       Capital          Stage           Total
                                                          --------    -------    ------------     -----------     -----------
Initial sale of common stock to founders                   220,588     $  22     $     48,978                     $    49,000
Initial sale of common stock - July ($.22 per share)       112,546        11              239                             250
Sale of common stock - August ($.69 per share)             135,054        14           92,486                          92,500
Sale of common stock - August ($1.33 per share)             38,717         4           51,596                          51,600
Sale of common stock - October ($1.33 per share)            13,506         1           17,999                          18,000
Cancellation of common stock sold ($.22 per share)        (112,546)      (11)            (239)                           (250)
Net loss                                                                                         $   (46,140)         (46,140)
                                                        ----------    ------     ------------    -----------      -----------

Balance - December 31, 1999                                407,865        41          211,059        (46,140)         164,960
Sale of common stock - February ($1.33 per share)            1,801         1            2,399                           2,400
Sale of common stock - August ($1.33 per share)              4,502         1            5,999                           6,000
Sale of common stock - September ($.69 per share)           22,509         2           15,498                          15,500
Sale of common stock - October ($.69 per share)             22,509         2           15,498                          15,500
Compensation to directors - fair value of common
   stock in excess of price paid                                                       29,000                          29,000
Sale of common stock - October ($1.33 per share)             9,004         1           11,999                          12,000
Sale of common stock - November ($1.33 per share)           67,527         6           89,994                          90,000
Net loss                                                                                            (205,652)        (205,652)
                                                        ----------    ------     ------------   ------------      -----------

Balance - December 31, 2000                                535,717        54          381,446       (251,792)         129,708
Loan from director/officer/stockholder contributed
   to additional paid-in capital                                                       48,500                          48,500
Net loss                                                                                            (154,451)        (154,451)
                                                        ----------    ------     ------------   ------------      -----------

Balance - December 31, 2001                                535,717     $  54     $    429,946    $  (406,243)     $    23,757
                                                        ==========     =====     ============    ===========      ===========

See notes to financial statements

FROST CAPITAL GROUP, INC.
(a development stage company)

Statements of Cash Flows

                                                                                                          July 23, 1999
                                                                          Year Ended                   (Inception) Through
                                                                         December 31,                     December 31,
                                                                --------------------------------  ----------------------------
                                                                     2001              2000           1999            2001
                                                                --------------    --------------  ------------    ------------
Cash flows from operating activities:
   Net loss                                                     $     (154,451)   $     (205,652) $    (46,140)   $   (406,243)
   Adjustments to reconcile net loss to net cash
      used in operating activities:
        Stock compensation for services as
           members of the board of directors                                              29,000                        29,000
        Depreciation                                                     1,980             2,550           448           4,978
        Gain on sale of equipment                                         (728)                                           (728)
        Change in:
           Accounts payable and accrued expenses                         4,528              (149)        1,503           5,882
                                                               ---------------   ---------------  ------------    ------------

              Net cash used in operating activities                   (148,671)         (174,251)      (44,189)       (367,111)
                                                               ---------------   ---------------  ------------    ------------

Cash flows from investing activities:
   Purchase of equipment                                                                                (9,000)         (9,000)
   Proceeds from sale of equipment                                       4,750                                           4,750
                                                               ---------------                    ------------    ------------

              Net cash provided by (used in)
                investing activities                                     4,750                          (9,000)         (4,250)
                                                               ---------------                    ------------    ------------

Cash flows from financing activities:
   Proceeds from common stock issuances and
      subscriptions                                                                      207,210       145,290         352,500
   (Repayment) receipt of amounts due to investor                                        (15,000)       15,000
   Proceeds from officers loans                                                                         20,000          20,000
   Repayments of officers loans                                                                        (20,000)        (20,000)
   Loan from director/officer/stockholder                               48,500                                          48,500
   Deferred registration costs                                         (27,223)                                        (27,223)
                                                               ---------------   ---------------  ------------    ------------

              Net cash (used in) provided by
                financing activities                                    21,277           192,210       160,290         373,777
                                                               ---------------   ---------------  ------------    ------------

Net increase (decrease) in cash                                       (122,644)           17,959       107,101           2,416
Cash - beginning of period                                             125,060           107,101
                                                               ---------------   ---------------  ------------    ------------

Cash - end of period                                            $        2,416    $      125,060  $    107,101    $      2,416
                                                                ==============    ==============  ============    ============

Supplementary disclosures of noncash financing activities:
      Accrued registration costs                                $      125,000                                    $    125,000
      Director/officer/stockholder loan contributed to
        additional paid-in capital                              $       48,500                                    $     48,500

See notes to financial statements

FROST CAPITAL GROUP, INC.
(a development stage company)

Notes to Financial Statements
December 31, 2001 and 2000


Note A - The Company

Frost Capital Group, Inc. (the "Company") was incorporated on July 23, 1999 in Florida. On April 4, 2001 the stockholders of the Company exchanged their shares in the Florida corporation for .6723 shares of a newly formed Delaware corporation into which the Florida corporation was merged. The transaction has been treated as a recapitalization and accordingly, the historical accounts of the Florida corporation were carried forward to the newly formed Delaware Company. On October 4, 2001, the Board of Directors and the stockholders approved a reverse stock split whereby each share of common stock was exchanged for .6696 shares of common stock. All share and per share information included in the financial statements have been retroactively adjusted to give effect to the share exchange in the recapitalization and the reverse stock split.

The Company was formed to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other similar business combination with an as yet unidentified operating business.

The Company has neither engaged in any operations nor generated significant revenue to date. Its activity since inception has been to prepare for the raising of capital. Since inception, the Company has funded its activities primarily through the sale of common stock. As shown in the financial statements, the Company since inception has incurred net losses aggregating approximately $381,000 and at December 31, 2001 has a negative working capital position of $128,466. Through December 2001, $48,500 was funded by a director/officer/stockholder. Such funding was contributed to capital. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies. In order to obtain financing, the Company is attempting to raise additional capital through an initial public offering (Note F). However, there is no assurance that the Company will be successful in that effort, or that it will be able to raise funds through private placements. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to obtain additional financing, commence principal operations and ultimately attain profitability. No adjustments have been made to the carrying amount of assets or the recorded amount of liabilities as a result of this uncertainty.


Note B - Significant Accounting Policies

[1]    Furniture and equipment:

       Furniture and equipment are carried at cost less accumulated depreciation and are depreciated on a straight line basis over their estimated useful lives ranging from 3 to 5 years.

[2]    Use of estimates:

       The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

[3]    Income taxes:

       The Company accounts for income taxes in accordance with the liability method which measures deferred income taxes by applying enacted statutory rates to net operating loss carryforwards and to the differences between the tax bases of assets and liabilities and their reported amounts in the financial statements. A valuation allowance will be provided against any resulting deferred tax asset if its realization cannot be determined to be more likely than not.

FROST CAPITAL GROUP, INC.
(a development stage company)

Notes to Financial Statements
December 31, 2001 and 2000

Note B - Significant Accounting Policies  (continued)

[4]    Loss per common share:

       The Company complies with Statement of Financial Accounting Standards No. 128 ("SFAS No. 128"), "Earnings Per Share". SFAS No. 128 requires presentation of basic earnings per share. Basic earnings per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period.

[5]    Deferred registration costs:

       The Company has incurred costs relating to its proposed public offering. If the offering is successful, these costs will be charged to additional paid-in capital, otherwise, the costs will be charged to operations. During the year ended December 31, 2001, the Company expensed $25,000 of fees paid to its former underwriter (see note F).

[6]    Recently issued accounting standards:

       In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141, "Business Combinations" and No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets", which establishes new standards for the treatment of goodwill and intangible assets with indeterminate lives. SFAS 142 will be effective for the Company beginning January 1, 2002. SFAS 142 prescribes that amortization of goodwill will cease as of the adoption date. Additionally, the Company will be required to perform an impairment test as of the adoption date, annually thereafter, and whenever events and circumstances occur that might affect the carrying value of these assets. The Company will apply these new standards upon the consummation of a business combination.

       In June 2001, the FASB issued SFAS No. 143,"Accounting for the Asset Retirement Obligations." This statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The Company is required to implement SFAS No. 143 on January 1, 2003. Management does not expect this statement to have a material impact on the Company's consolidated financial position or results of operations.

       In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This statement supercedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Asset to Be Disposed Of." The statement retains the previously existing accounting requirements related to the recognition and measurement of the impairment of long-lived assets to be held and used while expanding the measurement requirements of long-lived assets to be disposed of by sale to include discontinued operations. It also expands the previously existing reporting requirements for discontinued operations to include a component of an entity that either has been disposed of or is classified as held for sale. The Company is implementing SFAS No. 144 in 2002. Management does not expect this statement to have a material impact on the Company's consolidated financial position or results of operations.


Note C - Income Taxes

To the extent the Company's start-up phase generates a net operating loss, such amounts would ordinarily be deductible subsequent to consummation of a merger, exchange, acquisition, etc. transaction (as discussed in Note A above) against future profits. However, such net operating loss would not be available to offset post transaction income due, among other reasons, to the change in ownership limitations imposed by Section 382 of the Internal Revenue Code. Accordingly, no deferred tax asset net of a valuation allowance has been recorded. Prior to commencement of operations or liquidation, earnings on trust funds (see Note F) will be subject to applicable income taxes.

FROST CAPITAL GROUP, INC.
(a development stage company)

Notes to Financial Statements
December 31, 2001 and 2000

Note C - Income Taxes  (continued)

The differences between income taxes computed using the Federal income tax rate and the provision for income taxes were as follows:

                                                                                      July 23, 1999
                                                          Year Ended               (Inception) Through
                                                         December 31,                 December 31,
                                                 ---------------------------   -------------------------
                                                     2001           2000          1999           2001
                                                 ------------  -------------   ----------   ------------
     Computed tax benefit on net loss            $     43,000    $    70,000   $   15,000   $    128,000
     Valuation allowance                              (43,000)       (70,000)     (15,000)      (128,000)
                                                 ------------   ------------   ----------   ------------

     Actual tax                                  $          0    $         0   $        0   $          0
                                                 ============    ===========   ==========   ============

Note D - Transactions with Related Parties

From January through August 2001 Richard Frost, an officer, stockholder and Chairman of the Board provided unsecured demand interest free loans to the Company aggregating $48,500. On September 4, 2001, Richard Frost contributed the amount, loaned to the Company as additional paid-in capital. In addition included in accounts payable and accrued expenses at December 31, 2001 is $3,000 payable to Richard Frost for services performed for the Company during October 1, 2001 to December 31, 2001. In February 2002, Richard Frost contributed this $3,000 to the Company as additional paid-in capital.

Payroll expenses included in the statement of operations for the years ended December 31, 2001 and 2000 and for the period July 23, 1999 (inception) through December 31, 1999 represents director/officers/stockholders compensation.

In February 2002, Richard Frost funded $17,500 to the Company and contributed this amount to the Company as additional paid-in capital.


Note E - Stockholders' Equity

In July 1999, the Company was formed in Florida and authorized the issuance of 100,000,000 shares, par value $.0001, of common stock and it received common stock subscriptions from its four founders for 220,588 shares at $.22 per share and initial payments totaling approximately $1,000. Also in July, the Company sold 112,546 shares of common stock for $250 and subsequently, in November 1999, the Company acquired those 112,546 shares of common stock from such investor. During 2000, the balance of the common stock subscriptions of approximately $48,000 was collected from the founders. In April 2000, the Company returned $15,000 to a potential investor which was received in September 1999.

In addition, during the period August through December 31, 1999 the Company received common stock subscriptions for 187,277 shares (135,054 shares at $.69 per share and 52,223 shares at $1.33 per share) of which collections in 1999 approximated $144,000. During 2000, the balance of the common stock subscriptions of approximately $18,000 was collected from these investors.

During 2000 the Company received common stock subscriptions from investors and two members of the board of directors aggregating 127,852 common shares for approximately $141,000 which was collected during 2000. The two members of the board of directors subscribed for 45,018 shares of common stock at a per share price of $.69 at the time the fair value of the common stock was $1.33. Compensation expense was recorded aggregating $29,000 on the transactions.

FROST CAPITAL GROUP, INC.
(a development stage company)

Notes to Financial Statements
December 31, 2000 and 1999


Note F - Proposed Public Offering

During February 2001, the Company entered into a letter of intent with Ladenburg Capital Management, Inc. whereby the Company would issue 1,250,000 units in a proposed initial public offering ("Proposed Offering"). Each unit will consist of a share of common stock and a Class A warrant. Each Class A warrant entitles the holder to purchase from the Company at a price of $5.25 one share of common stock and one Class B warrant. Each Class B warrant entitles the holder to purchase from the Company at a price of $7.50 one share of common stock and one Class C warrant. Each Class C warrant entitles the holder to purchase from the Company at a price of $9.75 one share of common stock. Each warrant will become exercisable on the later of the completion of a business combination or one year from the effective date of the Proposed Offering and will expire six years after issuance. The warrants will be redeemable at a price of $.05 per warrant, respectively, if notice of not less than thirty days is given and the reported last sale price of the common stock equals or exceeds $8.50, $10.50, and $12.00 for Class A, Class B and Class C, respectively, for the 20 consecutive trading days ending on the third business day prior to the notice of redemption. In February 2002, the Company replaced its underwriters, however, no new letter of intent has been executed with the expected new underwriter.

The Proposed Offering is expected to raise net proceeds of approximately $6,285,000 to be used to consummate a business combination with a target business whose fair market value is at least 80% of the Company's net assets at the time of the acquisition (the "Business Combination").

Upon the closing of the Proposed Offering, after payment of certain amounts to the underwriter, 99.44% of the net proceeds raised from the offering will be held in a trust account ("Trust Fund") and invested in U.S. government securities or other high quality, short-term interest bearing investments until the earlier of (i) the consummation of a Business Combination or (ii) liquidation of the Company. The Company's management has broad discretion with respect to the specific application of the remaining .56% of the net proceeds of this offering, which remaining proceeds will be used to identify and evaluate prospective businesses for a business combination, to pay for business, legal and accounting due diligence on prospective acquisitions, and continuing general and administrative expenses, including salaries and other expenses. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination.

In the event the Company liquidates prior to the consummation of a Business Combination, an individual who is a founding stockholder, President and Chairman of the Board has agreed to indemnify the Trust Fund against any and all loss, liability, claims, damages and expenses whatsoever which the Trust Fund may become subject as a result of any claim by a vendor or other person, who is determined by a court of competent jurisdiction or by a settlement to be owed money by the Company either for services rendered or products sold to the Company prior to liquidation of the Company which are authorized by such stockholder. The indemnification obligation will only survive until ninety days after the liquidation of the Company, or if a claim is filed within such ninety-day period, until resolution of such claim as provided above. However, there is no assurance that the individual will be able to satisfy his indemnification obligations.

The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. All of the Company's stockholders, including all of the officers and directors of the Company (the "Initial Stockholders"), have agreed to vote the shares of common stock owned by them immediately prior to the effective date of the Proposed Offering in accordance with the vote of the majority in interest of all other stockholders of the Company (the "Public Stockholders") with respect to any Business Combination. After consummation of the Company's first Business Combination, this voting safeguard will no longer be applicable. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of the existing stockholders, officers and directors of the Company.

FROST CAPITAL GROUP, INC.
(a development stage company)

Notes to Financial Statements
December 31, 2000 and 1999


Note F - Proposed Public Offering (continued)

With respect to the first Business Combination which is approved and consummated, any Public Stockholder who votes against the Business Combination may demand that the Company convert his shares into cash. The per share conversion price will equal the amount in the Trust Fund as of the record date of determination of stockholders entitled to vote on the Business Combination, plus any interest accrued through the record date, divided by the number of shares held by Public Stockholders. The Company will not consummate a Business Combination if 20% or more in interest of the Public Stockholders exercise their conversion rights. Accordingly, Public Stockholders holding approximately 19.99% of the aggregate number of shares owned by all Public Stockholders may have their shares converted into cash in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Fund, computed without regard to shares held by Initial Stockholders.

The Company's Certificate of Incorporation provides for mandatory liquidation of the Company, without stockholder approval, in the event that the Company does not consummate a Business Combination within 24 months from the date of the consummation of an initial public offering, or 30 months from the consummation of the Proposed Offering if a letter of intent or definitive agreement was entered into prior to the end of the 24 month period. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Proposed Offering.

Immediately prior to the consummation of the Proposed Offering, the Company will issue to its executive officers and directors an aggregate of 80,000 Class A warrants. Each warrant will have the same right and privileges as those issued in the Proposed Offering. The warrants issued to employees and directors will be recorded in accordance with APB 25 and accordingly, compensation will be recorded to the extent the warrants are issued with exercise prices less than fair market value of the underlying common stock.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth various expenses, other than underwriting discounts, which will be incurred in connection with the offering. Other than the SEC registration fee, NASD filing fee and the non-accountable expense allowance of the underwriters, amounts set forth below are estimates:



SEC registration fee.............................................................      $ 11,602
NASD filing fee..................................................................         5,141
Nonaccountable expense allowance.................................................       225,000
Blue sky fees and expenses.......................................................        40,000
Printing and engraving expenses..................................................        45,000
Legal fees and expenses..........................................................       107,000
Accounting fees and expenses.....................................................        28,000
Transfer and Warrant Agent fees..................................................         1,500
Miscellaneous expenses...........................................................         1,757
                                                                                       --------
                                                                                       $465,000
                                                                                       ========


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article Seventh of the Certificate of Incorporation of Frost Capital Group, Inc. ("Registrant") and Article XIII of the Bylaws of Registrant provide with respect to the indemnification of directors and officers that Registrant shall indemnify to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such Section grants Registrant the power to indemnify. Article Seventh of the Certificate of Incorporation of Registrant also provides that no director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     On July 23, 1999, the Registrant's inception, the Registrant sold an aggregate of 220,588 shares of its common stock to four persons for a consideration per share equal to $.22 (after taking into account both a merger pursuant to which each issued and outstanding share of Frost Capital Group, Inc., a Florida corporation, was converted into .6723 shares of the Registrant's common stock and an approximately .6696-for-one reverse split of the Registrant's common stock effectuated on October 4, 2001). From August 9, 1999 to October 14, 1999, the Registrant sold an aggregate of 187,277 shares of its common stock to eleven investors for a consideration per share ranging from $.69 to $1.33 (after accounting for the merger and reverse split). On February 1, 2000, the Registrant sold an aggregate of 1,801 shares of its common stock to another investor for a consideration per share equal to $1.33 (after accounting for the merger and reverse split). On September 7, 2000 and October 12, 2000, the Registrant sold an aggregate of 45,018 shares of its common stock to two of its directors for a consideration per share equal to $.69 (after accounting for the merger and reverse split). From August 14, 2000 to November 28, 2000, the Registrant sold an aggregate of 81,033 shares of its common stock to five additional investors for a consideration per share equal to $1.33 (after accounting for the merger and reverse split).

     The Registrant has agreed that immediately prior to the offering, it will issue Class A warrants to the following persons in consideration for future services to be rendered by such persons on the Registrant's behalf:

          Name                           Number of Class A Warrants
          Richard B. Frost                         54,900

          Richard C. Pfenniger, Jr.                 8,900

          Spencer J. Angel                          8,900

          Dianna Grout                              7,300

     Exemption from registration under Rule 506 of the Securities Act of 1933, as amended, for limited offers and sales without regard to the dollar amount of the offering is claimed for the sales of common stock to the 23 persons referred to above. Offer and sales of securities by Registrant that satisfy the provisions of Rule 506 are deemed transactions not involving a public offering within the meaning of Section 4(2) of the Securities Act. Each purchaser was either an accredited investor or had sufficient knowledge or experience in financial or business matters that he was capable of evaluating the merits and risks of the investment. Each certificate evidencing such shares of common stock bears an appropriate restrictive legend and "stop transfer" orders are maintained on Registrant's stock transfer records. None of these sales involved participation by an underwriter or a broker-dealer.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) The following is a list of Exhibits filed herewith as part of the Registration Statement:


          1.1 Form of Underwriting Agreement between Registrant and the Underwriters*
          3.1    Certificate of Incorporation of Registrant*
          3.2    By-laws of Registrant*
          4.1    Form of certificate evidencing units*
          4.2    Form of certificate evidencing shares of common stock*
          4.3    Form of certificate evidencing Class A warrants*
          4.4    Form of certificate evidencing Class B warrants*
          4.5    Form of certificate evidencing Class C warrants*
          4.6 Form of Unit Purchase Option between Registrant and GBI Capital Partners Inc.*
          4.7 Form of Warrant Agreement between Registrant and American Stock Transfer & Trust Company, as warrant agent*
          5.1    Opinion of Akerman, Senterfitt & Eidson, P.A.*
          10.1 Form of Trust Agreement by and between Registrant and Fiduciary Trust International of the South*
          10.2   Forms of Insiders' Letters*
          10.3 Form of Escrow Agreement by and among Registrant, Richard B. Frost, Richard C. Pfenniger, Jr., Spencer J. Angel, Dr. Phillip Frost, Marshall E. Rosenberg, Ph.D., Dianna Grout and American Stock Transfer & Trust Company*
          23.1   Consent of Richard A. Eisner & Company, LLP
          23.2   Consent of Akerman Senterfitt & Eidson, P.A. (included in
                 Exhibit 5.1)*
          24.1 Power of Attorney (included on the signature page of Part II of this Registration Statement)*

_____________________
*    Previously filed with this Registration Statement.

     (b)  Financial Statement Schedules.

     Financial statement schedules are omitted because the conditions requiring their filing do not exist or the information required thereby is included in the financial statements filed, including the notes thereto.

ITEM 17.  UNDERTAKINGS

     Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to Item 14 of this Part II to the registration statement, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against the public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (6) That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (7) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 17th day of April, 2002.


                                    FROST CAPITAL GROUP, INC.


                                    By: /s/ Richard B. Frost
                                        ------------------------------------
                                        Richard B. Frost
                                        Chairman and President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                                Title                                 Date
---------                                -----                                 ----
/s/ Richard B. Frost                     Chairman and President (Principal     April 17, 2002
-----------------------------------      Executive Officer)
Richard B. Frost


                     *                   Treasurer (Principal Accounting       April 17, 2002
-----------------------------------      and Financial Officer) and
Dianna Grout                             Secretary


                     *                   Director                              April 17, 2002
-----------------------------------
Richard C. Pfenniger, Jr.

                     *                   Director                              April 17, 2002
-----------------------------------
Spencer J. Angel


_____________________
* Richard B. Frost, pursuant to Powers of Attorney (executed by each of the officers and directors listed above and indicated as signing above, and filed with the Securities and Exchange Commission), by signing his name hereto does hereby execute this Amendment to the Registration Statement on behalf of each of the persons referenced above.


                                             /s/ Richard B. Frost
                                             -----------------------------------
                                             Richard B. Frost
                                             April 17, 2002